EXECUTION COPY


--------------------------------------------------------------------------------


                         CITIBANK (SOUTH DAKOTA), N.A.,
                              Seller and Servicer,

                    CITIBANK (NEVADA), NATIONAL ASSOCIATION,
                                     Seller,

                                       and

                             BANKERS TRUST COMPANY,
                                     Trustee



                       CITIBANK CREDIT CARD MASTER TRUST I


                         POOLING AND SERVICING AGREEMENT
                            Dated as of May 29, 1991
                  As Amended and Restated as of October 5, 2001

                       CITIBANK CREDIT CARD MASTER TRUST I


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.         Definitions..............................................1
Section 1.02.         Other Definitional Provisions...........................20


                                   ARTICLE II

                            CONVEYANCE OF RECEIVABLES

Section 2.01.         Conveyance of Receivables...............................21
Section 2.02.         Acceptance by Trustee...................................22
Section 2.03.         Representations and Warranties of the Sellers
                      Relating to the Sellers.................................22
Section 2.04.         Representations and Warranties of the Sellers
                      Relating to the Agreement and Any Supplement
                      and the Receivables.....................................24
Section 2.05.         Reassignment of Ineligible Receivables..................25
Section 2.06.         Reassignment of Certificateholders' Interest
                      in Trust Portfolio......................................26
Section 2.07.         Covenants of the Sellers................................27
Section 2.08.         Covenants of Citibank (South Dakota), Additional
                      Sellers, and Account Owners.............................28
Section 2.09.         Addition of Accounts....................................29
Section 2.10.         Removal of Accounts.....................................33
Section 2.11.         Account Allocations.....................................34


                                      (i)

                                TABLE OF CONTENTS
                                -----------------
                                    (cont'd)

                                                                            Page

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

Section 3.01.         Acceptance of Appointment and Other Matters
                      Relating to the Servicer................................35
Section 3.02.         Servicing Compensation..................................36
Section 3.03.         Representations, Warranties and Covenants of
                      the Servicer............................................36
Section 3.04.         Reports and Records for the Trustee.....................39
Section 3.05.         Annual Certificate of Servicer..........................39
Section 3.06.         Annual Servicing Report of Independent Public
                      Accountants; Copies of Reports Available................39
Section 3.07.         Tax Treatment...........................................40
Section 3.08.         Notices to Citibank (South Dakota)......................40
Section 3.09.         Adjustments.............................................40


                                   ARTICLE IV

                        RIGHTS OF CERTIFICATEHOLDERS AND
                    ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.01.         Rights of Certificateholders............................41
Section 4.02.         Establishment of Collection Account.....................42
Section 4.03.         Collections and Allocations.............................43
Section 4.04.         Unallocated Principal Collections.......................43
Section 4.05.         Additional Withdrawals from the Collection Account......44


                                    ARTICLE V

                          DISTRIBUTIONS AND REPORTS TO
                               CERTIFICATEHOLDERS



                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01.         The Certificates........................................44
Section 6.02.         Authentication of Certificates..........................45
Section 6.03.         New Issuances...........................................45
Section 6.04.         Registration of Transfer and Exchange of
                      Certificates............................................46
Section 6.05.         Mutilated, Destroyed, Lost or Stolen
                      Certificates............................................49


                                      (ii)

                                TABLE OF CONTENTS
                                -----------------
                                    (cont'd)

                                                                            Page

Section 6.06.         Persons Deemed Owners...................................50
Section 6.07.         Appointment of Paying Agent.............................50
Section 6.08.         Access to List of Registered Certificateholders'
                      Names and  Addresses....................................51
Section 6.09.         Authenticating Agent....................................51
Section 6.10.         Book-Entry Certificates.................................52
Section 6.11.         Notices to Clearing Agency..............................53
Section 6.12.         Definitive Certificates.................................53
Section 6.13.         Global Certificate; Exchange Date.......................53
Section 6.14.         Meetings of Certificateholders..........................55


                                   ARTICLE VII

                      OTHER MATTERS RELATING TO THE SELLERS

Section 7.01.         Liability of the Sellers................................57
Section 7.02.         Merger or Consolidation of, or Assumption of
                      the Obligations of, the Sellers.........................57
Section 7.03.         Limitations on Liability of the Sellers.................58
Section 7.04.         Liabilities.............................................58


                                  ARTICLE VIII

                     OTHER MATTERS RELATING TO THE SERVICER

Section 8.01.         Liability of the Servicer...............................58
Section 8.02.         Merger or Consolidation of, or Assumption of
                      the Obligations of, the Servicer........................58
Section 8.03.         Limitation on Liability of the Servicer and
                      Others..................................................59
Section 8.04.         Servicer Indemnification of the Trust and
                      the Trustee.............................................60
Section 8.05.         The Servicer Not To Resign..............................60
Section 8.06.         Access to Certain Documentation and Information
                      Regarding the Receivables...............................60
Section 8.07.         Delegation of Duties....................................60
Section 8.08.         Examination of Records..................................61


                                     (iii)

                                TABLE OF CONTENTS
                                -----------------
                                    (cont'd)

                                                                            Page

                                   ARTICLE IX

                               AMORTIZATION EVENTS

Section 9.01.         Amortization Events.....................................61
Section 9.02.         Additional Rights upon the Occurrence of
                      Certain Events..........................................62


                                    ARTICLE X

                                SERVICER DEFAULTS

Section 10.01.        Servicer Defaults.......................................63
Section 10.02.        Trustee To Act; Appointment of Successor................65
Section 10.03.        Notification to Certificateholders......................67


                                   ARTICLE XI

                                   THE TRUSTEE

Section 11.01.        Duties of Trustee.......................................67
Section 11.02.        Certain Matters Affecting the Trustee...................69
Section 11.03.        Trustee Not Liable for Recitals in Certificates.........70
Section 11.04.        Trustee May Own Certificates............................70
Section 11.05.        The Servicer To Pay Trustee's Fees and Expenses.........70
Section 11.06.        Eligibility Requirements for Trustee....................71
Section 11.07.        Resignation or Removal of Trustee.......................71
Section 11.08.        Successor Trustee.......................................71
Section 11.09.        Merger or Consolidation of Trustee......................72
Section 11.10.        Appointment of Co-Trustee or Separate Trustee...........72
Section 11.11.        Tax Returns.............................................73
Section 11.12.        Trustee May Enforce Claims Without Possession
                      of Certificates.........................................73
Section 11.13.        Suits for Enforcement...................................73
Section 11.14.        Rights of Certificateholders To Direct Trustee..........74
Section 11.15.        Representations and Warranties of Trustee...............75
Section 11.16.        Maintenance of Office or Agency.........................75


                                      (iv)

                                TABLE OF CONTENTS
                                -----------------
                                    (cont'd)

                                                                            Page

                                   ARTICLE XII

                                   TERMINATION

Section 12.01.        Termination of Trust....................................75
Section 12.02.        Final Distribution......................................76
Section 12.03.        Sellers' Termination Rights.............................77


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

Section 13.01.        Amendment; Waiver of Past Defaults......................77
Section 13.02.        Protection of Right, Title and Interest to Trust........79
Section 13.03.        Limitation on Rights of Certificateholders..............79
Section 13.04.        GOVERNING LAW...........................................80
Section 13.05.        Notices; Payments.......................................80
Section 13.06.        Rule 144A Information...................................82
Section 13.07.        Severability of Provisions..............................83
Section 13.08.        Assignment..............................................83
Section 13.09.        Certificates Nonassessable and Fully Paid...............83
Section 13.10.        Further Assurances......................................83
Section 13.11.        Nonpetition Covenant....................................83
Section 13.12.        No Waiver; Cumulative Remedies..........................83
Section 13.13.        Counterparts............................................84
Section 13.14.        Third-Party Beneficiaries...............................84
Section 13.15.        Actions by Certificateholders...........................84
Section 13.16.        Merger and Integration..................................84
Section 13.17.        Headings................................................84
Section 13.18.        Sale; Security Interest.................................84
Section 13.19.        Additional Representations, Warranties and
                      Covenants Relating to UCC Article 9.....................85


                                    EXHIBITS

Exhibit A             Form of Bank Certificate
Exhibit B             Form of Assignment of Receivables in Additional Accounts
Exhibit C             Form of Reassignment of Receivables in Removed Accounts


                                      (v)

                                TABLE OF CONTENTS
                                -----------------
                                    (cont'd)


Exhibit D             Form of Annual Servicer's Certificate
Exhibit E-1           Private Placement Legend
Exhibit E-2           Representation Letter
Exhibit E-3           ERISA Legend
Exhibit F             Form of Receivables Purchase Agreement
Exhibit G-1           Form of Certificate of Foreign Clearing Agency
Exhibit G-2           Form of Alternate Certificate to be delivered to
                      Foreign Clearing Agency
Exhibit G-3           Form of Certificate to be delivered to Foreign
                      Clearing Agency
Exhibit H-1           Form of Opinion of Counsel with respect to Amendments
Exhibit H-2           Form of Opinion of Counsel with respect to Accounts


                                    SCHEDULES

Schedule 1               List of Accounts [Intentionally Omitted]


                                      (vi)

                                            POOLING AND SERVICING AGREEMENT
                                    dated as of May 29, 1991, as amended and restated as of October 5, 2001, among CITIBANK (SOUTH DAKOTA), N.A., a national banking association, Seller and Servicer; CITIBANK (NEVADA), NATIONAL ASSOCIATION, a national banking association, Seller; and BANKERS TRUST COMPANY, a New York banking corporation, Trustee.

         The parties hereto hereby amend and restate the Pooling and Servicing Agreement dated as of May 29, 1991, among Citibank (South Dakota), N.A., a national banking association, Seller and Servicer; Citibank (Nevada), National Association, a national banking association, Seller; and Bankers Trust Company, a New York banking corporation, as successor to Yasuda Bank and Trust Company (U.S.A.), Trustee, to read in its entirety as follows:

         In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Certificateholders and any Series Enhancer (as defined below) to the extent provided herein and in any Supplement:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         "Account" shall mean (a) each Initial Account, (b) each Additional Account (but only from and after the Addition Date with respect thereto), (c) each Related Account and (d) each Transferred Account, but shall exclude any Account all the Receivables in which are either reassigned or assigned to the Sellers or their designee or the Servicer in accordance with the terms of this Agreement.

         "Account Owner" shall mean any Seller, Additional Seller, or any Affiliate of a Seller which is the issuer of the credit card relating to an Account established pursuant to a Credit Card Agreement.

         "Act" shall mean the Securities Act of 1933, as amended.

         "Addition Date" shall mean (a) with respect to Lump Addition Accounts, the date from and after which such Lump Addition Accounts are to be included as Accounts pursuant to Section

2.09(a) or (b), (b) with respect to Participation Interests, the date from and after which such Participation Interests are to be included as assets of the Trust pursuant to Section 2.09(a) or (b), and (c) with respect to New Accounts, the first Distribution Date following the calendar month in which such New Accounts are originated.

         "Additional Account" shall mean each New Account and each Lump Addition Account.

         "Additional Cut-Off Date" shall mean (a) with respect to Lump Addition Accounts or Participation Interests, the date specified as such in the notice delivered with respect thereto pursuant to Section 2.09(d) and (b) with respect to New Accounts, the date on which such New Accounts are originated.

         "Additional Seller" shall have the meaning specified in Section
2.09(f).

         "Adjustment Payment" shall have the meaning specified in Section
3.09(a).

         "Adverse Effect" shall mean, with respect to any action, that such action will (a) result in the occurrence of an Amortization Event or (b) adversely affect the amount of distributions to be made to the Investor Certificateholders of any Series or Class pursuant to this Agreement and the related Supplement or the timing of such distributions.

         "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" shall mean this Pooling and Servicing Agreement and all amendments hereof and supplements hereto, including, with respect to any Series or Class, the related Supplement.

         "Amortization Event" shall have the meaning specified in Section 9.01 and, with respect to any Series, shall also mean any Amortization Event specified in the related Supplement.

         "Applicants" shall have the meaning specified in Section 6.08.

         "Appointment Date" shall have the meaning specified in Section 9.02(a).

         "APR" shall mean the annual percentage rate or rates determined in the manner described in the Credit Card Agreement applicable to each Account.

         "Assignment" shall have the meaning specified in Section 2.09(g).

         "Authorized Newspaper" shall mean any newspaper or newspapers of general circulation in the Borough of Manhattan, The City of New York, printed in the English language (and, with respect to any Series or Class, if and so long as the Investor Certificates of such Series or Class are listed on the Luxembourg Stock Exchange and such exchange shall so require, in Luxembourg, printed in any language satisfying the requirements of such exchange) and customarily published on each business day at such place, whether or not published on Saturdays, Sundays or holidays.

         "Average Rate" shall mean the percentage equivalent of a decimal equal to the sum of the amounts for each outstanding Series and Class obtained by multiplying (a) the sum of the Certificate Rate for such Series or Class plus the Net Servicing Fee Rate for such Series or Class, by (b) a fraction, the numerator of which is the aggregate unpaid principal amount of the Investor Certificates of such Series or Class and the denominator of which is the aggregate unpaid principal amount of all Investor Certificates.

         "Bank Certificate" shall mean the certificate executed by the Banks and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A.

         "Banks" shall mean Citibank (South Dakota) and Citibank (Nevada).

         "Banks' Interest" shall have the meaning specified in Section 2.09(a).

         "Bearer Certificates" shall have the meaning specified in Section 6.01.

         "Benefit Plan" shall have the meaning specified in Section 6.04(c).

         "Book-Entry Certificates" shall mean beneficial interests in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10.

         "Business Day" shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York, South Dakota, or Las Vegas, Nevada, or any other State in which the principal executive offices of any Additional Seller are located, are authorized or obligated by law, executive order or governmental decree to be closed.

         "Cash Advance Fees" shall mean cash advance transaction fees as specified in the Credit Card Agreement applicable to each Account.

         "Certificate" shall mean any one of the Investor Certificates or the Sellers' Certificates.

         "Certificateholder" or "Holder" shall mean an Investor
Certificateholder or a Person in whose name any one of the Sellers' Certificates is registered.

         "Certificateholders' Interest" shall have the meaning specified in
Section 4.01.

         "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

         "Certificate Rate" shall mean, with respect to any Series or Class, the certificate rate specified therefor in the related Supplement.

         "Certificate Register" shall mean the register maintained pursuant to
Section 6.04, providing for the registration of the Registered Certificates and transfers and exchanges thereof.

         "Citibank (Nevada)" shall mean Citibank (Nevada), National Association, a national banking association, and its successors.

         "Citibank (South Dakota)" shall mean Citibank (South Dakota), N.A., a national banking association, and its successors.

         "Class" shall mean, with respect to any Series, any one of the classes of Investor Certificates of that Series.

         "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

         "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Clearstream" shall mean Clearstream Banking, societe anonyme.

         "Closing Date" shall mean, with respect to any Series, the closing date specified in the related Supplement.

         "Collection Account" shall have the meaning specified in Section 4.02.

         "Collections" shall mean all payments by or on behalf of Obligors (including Insurance Proceeds generally, but excluding Insurance Proceeds and other amounts constituting Recoveries of Principal Receivables) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with a Credit Card Agreement in effect from time to time. Collections shall also include (a) all Recoveries with respect to Finance Charge Receivables previously charged off as uncollectible and (b) a portion, determined pursuant to Section 2.08(e), of the Interchange paid or payable to Citibank (South Dakota) or any Additional Seller.

         "Common Depositary" shall mean the Person specified in the applicable Supplement, in its capacity as common depositary for the respective accounts of any Foreign Clearing Agencies.

         "Corporate Trust Office" shall have the meaning specified in Section 11.16.

         "Coupon" shall have the meaning specified in Section 6.01.

         "Credit Card Agreement" shall mean, with respect to a revolving credit card account, the agreements between Citibank (South Dakota) or any Additional Seller or other Account Owner, as the case may be, and the Obligor governing the terms and conditions of such account, as such agreements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to holders of such account.

         "Credit Card Guidelines" shall mean the policies and procedures of Citibank (South Dakota) or any Additional Seller or other Account Owner, as the case may be, as such policies and procedures may be amended from time to time,
(a) relating to the operation of its credit card business, which generally are applicable to its entire portfolio of revolving credit card accounts and are consistent with prudent practice, including the policies and procedures for determining the creditworthiness of credit card customers and the extension of credit to credit card customers, and (b) relating to the maintenance of credit card accounts and collection of credit card receivables.

         "Date of Processing" shall mean, with respect to any transaction, the date on which such transaction is first recorded on the Servicer's computer file of revolving credit card accounts (without regard to the effective date of such recordation).

         "Defaulted Amount" shall mean, with respect to any Due Period, an amount (which shall not be less than zero) equal to (a) the amount of Principal Receivables which became Defaulted Receivables in such Due Period, minus (b) the sum of (i) the amount of Recoveries received in such Due Period with respect to Principal Receivables previously charged off as uncollectible, (ii) the amount of any Defaulted Receivables of which the Sellers or the Servicer became obligated to accept reassignment or assignment in accordance with the terms of this Agreement during such Due Period and (iii) the excess, if any, for the immediately preceding Due Period of the sum computed pursuant to this clause (b) for such Due Period over the amount of Principal Receivables which became Defaulted Receivables in such Due Period; provided, however, that, if an Insolvency Event occurs with respect to any of the Sellers, the amount of such Defaulted Receivables which are subject to reassignment to the Sellers in accordance with the terms of this Agreement shall not be added to the sum so subtracted and, if any of the events described in Section 10.01(d) occur with respect to the Servicer, the amount of such Defaulted Receivables which are subject to reassignment or assignment to the Servicer in accordance with the terms of this Agreement shall not be added to the sum so subtracted.

         "Defaulted Receivables" shall mean, with respect to any Due Period, all Principal Receivables which are charged off as uncollectible in such Due Period. A Principal Receivable shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged off on the Servicer's computer file of revolving credit card accounts in accordance with the Credit Card Guidelines but, in any event, shall be deemed a Defaulted Receivable no later than the earlier of (a) the day it becomes 185 days delinquent unless the Obligor has made a payment with respect to the Account which satisfies the criteria for curing delinquencies set forth in the Credit Card Guidelines and (b) 60 days after receipt of notice by the Servicer that the Obligor has filed for bankruptcy or has had a bankruptcy petition filed against it.

         "Definitive Certificates" shall have the meaning specified in Section 6.10.

         "Definitive Euro-Certificates" shall have the meaning specified in
Section 6.13.

         "Deposit Date" shall mean each day on which the Servicer deposits Collections in the Collection Account.

         "Depository Agreement" shall mean, with respect to any Series or Class, the agreement among the Sellers, the Trustee and the Clearing Agency in the form prescribed by such Clearing Agency from time to time.

         "Determination Date" shall mean the earlier of the fifth Business Day and the eighth calendar day preceding each Distribution Date.

         "Distribution Date" shall mean the seventh day of each calendar month, or, if such seventh day is not a Business Day, the next succeeding Business Day.

         "Document Delivery Date" shall have the meaning specified in Section 2.09(g).

         "Due Period" shall mean, with respect to each Distribution Date, the period beginning at the close of business on the fourth-to-last Business Day of the second month preceding such Distribution Date and ending at the close of business on the fourth-to-last Business Day of the month immediately preceding such Distribution Date.

         "Early Amortization Period" shall mean, with respect to any Series, the period beginning at the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred, and ending upon the earlier to occur of (i) the payment in full to the Investor Certificateholders of such Series of the Invested Amount with respect to such Series and (ii) the Termination Date with respect to such Series.

         "Eligible Account" shall mean a revolving credit card account owned by Citibank (South Dakota), in the case of the Initial Accounts, or Citibank (South Dakota) or any Additional Seller or other Account Owner, in the case of Additional Accounts which, as of the Trust Cut-Off Date with respect to an Initial Account or as of the Additional Cut-Off Date with respect to an Additional Account:

                  (a) is in existence and maintained by Citibank (South Dakota), in the case of the Initial Accounts, or Citibank (South Dakota) or any Additional Seller or other Account Owner, in the case of Additional Accounts;

                  (b) is payable in United States dollars;

                  (c) in the case of the Initial Accounts, has a cardholder who has provided, as his most recent billing address, an address located in the United States or its territories or possessions or a military address;

                  (d) has a cardholder who has not been identified by Citibank (South Dakota) or the applicable Additional Seller or other Account Owner in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding;

                  (e) has not been identified as an Account with respect to which the related card has been lost or stolen;

                  (f) has not been sold or pledged to any other party except for any sale to any Seller, Additional Seller or other Account Owner;

                  (g) does not have receivables which have been sold or pledged to any other party other than any sale of receivables to a Seller or Additional Seller pursuant to a Receivables Purchase Agreement; and

                  (h) in the case of the Initial Accounts, is a "VISA" or "MasterCard" revolving credit card account.*

         "Eligible Deposit Account" shall mean either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade.

         "Eligible Institution" shall mean a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which at all times (a) has (i) a long-term unsecured debt rating of A2 or better by Moody's and (ii) a certificate of deposit rating of P-1 by Moody's, (b) has (i) in the case of the Collection Account, if such depository institution is an Affiliate of Citicorp, a certificate of deposit rating of A-1 or better by Standard & Poor's or (ii) for any other depository institution (or for any Affiliate of Citicorp, in the case of any Series Account), either (x) a long-term unsecured debt rating of AAA by Standard & Poor's or (y) a certificate of deposit rating of A-1+ by Standard & Poor's and (c) is a member of the FDIC. If so qualified, the Trustee or the Servicer may be considered an Eligible Institution for the purposes of this definition.

--------
* "MasterCard" and "VISA" are registered trademarks of MasterCard International Incorporated and of VISA U.S.A., Inc., respectively.

         "Eligible Investments" shall mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                  (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest investment category of each Rating Agency;

                  (c) commercial paper (having remaining maturities of no more than 30 days) having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from each Rating Agency in its highest investment category;

                  (d) investments in money market funds rated in the highest investment category by each Rating Agency or otherwise approved in writing by each Rating Agency;

                  (e) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC;

                  (f) notes or bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in (b) above;

                  (g) time deposits (having maturities of no more than 30 days), other than as referred to in clause (e) above, with a Person the commercial paper of which has a credit rating from each Rating Agency in its highest investment category or notes which are payable on demand issued by Citigroup Inc. or an Affiliate thereof; provided that such notes will constitute Eligible Investments only for so long as the commercial paper of Citigroup Inc. or such Affiliate, as the case may be, has a credit rating from each Rating Agency in its highest investment category; or

                  (h) any other investments approved in writing by each Rating Agency.

         The Trustee (or the Servicer) may, but is not required to, purchase Eligible Investments from a registered broker-dealer which is an Affiliate of the Trustee, Citibank (South Dakota), Citibank (Nevada) and/or Citibank, N.A.

         "Eligible Receivable" shall mean each Receivable:

                  (a) which has arisen in an Eligible Account;

                  (b) which was created in compliance in all material respects with all applicable Requirements of Law and pursuant to a Credit Card Agreement which complies in all material respects with all applicable Requirements of Law;

                  (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance (other than by the Obligor) of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

                  (d) as to which at the time of the transfer of such Receivable to the Trust, the Sellers or the Trust will have good and marketable title thereto free and clear of all Liens arising prior to the transfer or arising at any time;

                  (e) which has been the subject of either a valid transfer and assignment from the Sellers to the Trust of all the Sellers' right, title and interest therein (including any proceeds thereof), or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust;

                  (f) which will at all times be the legal, valid and binding payment obligation of the Obligor thereon enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (g) which, at the time of transfer to the Trust, has not been waived or modified except for a Receivable which has been waived or modified as permitted in accordance with the Credit Card Guidelines and which waiver or modification is reflected in the applicable Seller's and/or Account Owner's computer file of revolving credit card accounts;

                  (h) which, at the time of transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Obligor, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general;

                  (i) as to which, at the time of transfer to the Trust, the Sellers or other Account Owners, as the case may be, have satisfied all their obligations required to be satisfied by such time;

                  (j) as to which, at the time of transfer to the Trust, neither the Sellers nor other Account Owners, as the case may be, have taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of the Trust or the Certificateholders therein; and

                  (k) which constitutes an "account" under and as defined in
         Article 9 of the UCC as then in effect.

         "Eligible Servicer" shall mean the Trustee or an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of revolving credit card accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) in the sole determination of the Trustee, which determination shall be conclusive and binding, has demonstrated the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care, (d) is qualified to use the software that is then being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement,
(e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter and (f) has a long-term debt rating of at least Baa3 by Moody's and BBB- by Standard & Poor's.

         "Enhancement Agreement" shall mean any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Euroclear Operator" shall mean Euroclear Bank S.A./N.V, as operator of the Euroclear System.

         "Excess Principal Collections" shall have the meaning specified in
Section 4.04.

         "Exchange Date" shall mean, with respect to any Series, any date that is after the related Series Issuance Date, in the case of Definitive Euro-Certificates in registered form, or upon presentation of certification of non-United States beneficial ownership (as described in Section 6.13), in the case of Definitive Euro-Certificates in bearer form.

         "Excluded Receivables" shall mean all amounts payable by cardholders under any Account which are recorded on the books and records of the applicable Account Owner as "Charges" as defined under the Telecommunications Card Service Agreement, dated as of April 2, 1998, between Citicorp and AT&T Corp., as amended to the date hereof and as such agreement may be amended from time to time hereafter.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

         "Finance Charge Receivables" shall mean all amounts billed to the Obligors on any Account in respect of (a) Periodic Rate Finance Charges, (b) Cash Advance Fees, (c) Late Payment Fees, (d) annual membership fees with respect to the Accounts, (e) any other fees with respect to the Accounts designated by the Sellers by notice to the Trustee at any time and from time to time to be included as Finance Charge Receivables and (f) the amount of all Principal Receivables Discounts. All Recoveries with respect to Finance Charge Receivables previously charged off as uncollectible will be treated as Finance Charge Receivables. Finance Charge Receivables with respect to any Due Period shall include a portion, determined pursuant to Section 2.08(e), of the Interchange paid or payable to Citibank (South Dakota) or any Additional Seller with respect to such Due Period.

         "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

         "Foreign Clearing Agency" shall mean Clearstream and the Euroclear Operator.

         "Global Certificate" shall have the meaning specified in Section 6.13.

         "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Group" shall mean, with respect to any Series, the group of Series, if any, in which the related Supplement specifies such Series is to be included.

         "Ineligible Receivables" shall have the meaning specified in Section 2.05(a).

         "Initial Account" shall mean each "MasterCard" and "VISA" account established pursuant to a Credit Card Agreement between Citibank (South Dakota) and any Person, which account is identified in the computer file or microfiche list delivered to the Trustee by the Sellers pursuant to Section 2.01.

         "Insolvency Event" shall have the meaning specified in Section 9.01(c).

         "Insolvency Proceeds" shall have the meaning specified in Section 9.02(b).

         "Insurance Proceeds" shall mean any amounts received pursuant to any credit life insurance policies, credit disability or unemployment insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

         "Interchange" shall mean interchange fees payable to Citibank (South Dakota) or any Additional Seller or other Account Owner, in its capacity as credit card issuer, through VISA, MasterCard or any other similar entity or organization with respect to any other type of revolving credit card accounts included as Accounts (except as otherwise provided in the initial Assignment with respect to any such other type of Accounts), in connection with cardholder charges for goods and services.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the invested amount specified in the related Supplement.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

         "Investor Certificateholder" shall mean the Person in whose name a Registered Certificate is registered in the Certificate Register or the bearer of any Bearer Certificate (or the Global Certificate, as the case may be) or Coupon.

         "Investor Certificates" shall mean any one of the certificates (including the Bearer Certificates, the Registered Certificates or any Global Certificate) executed by the Banks and authenticated by or on behalf of the Trustee, substantially in the form attached to the related Supplement, other than the Sellers' Certificates.

         "Late Payment Fees" shall have the meaning specified in the Credit Card Agreement applicable to each Account or any similar term but shall not include Cash Advance Fees.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment permitted by Section 7.02 and the Lien created by this Agreement shall not be deemed to constitute a Lien.

         "Lump Addition" shall mean the designation of additional Eligible Accounts to be included as Accounts or of Participation Interests to be included as Trust Assets pursuant to Section 2.09(a) or (b).

         "Lump Addition Account" shall mean each revolving credit card account established pursuant to a Credit Card Agreement, which account is designated pursuant to Section 2.09(a) or (b) to be included as an Account and is identified in the computer file or microfiche list delivered to the Trustee by the Sellers pursuant to Sections 2.01 and 2.09(g).

         "Manager" shall mean the lead manager, manager or co-manager or person performing a similar function with respect to an offering of Definitive Euro-Certificates.

         "MasterCard" shall mean MasterCard International Incorporated.

         "Miscellaneous Payments" shall mean, with respect to any Due Period, the sum of (a) Adjustment Payments and Transfer Deposit Amounts deposited in the Collection Account on the related Distribution Date and (b) Unallocated Principal Collections on such Distribution Date available to be treated as Miscellaneous Payments pursuant to Section 4.04.

         "Moody's" shall mean Moody's Investors Service, Inc. or its successor.

         "Net Servicing Fee Rate" shall mean, with respect to any Series, the net servicing fee rate, if any, specified in the related Supplement.

         "New Account" shall mean each revolving credit card account established pursuant to a Credit Card Agreement, which account is designated pursuant to
Section 2.09(c) to be included as an Account and is identified in the computer file or microfiche list delivered to the Trustee by the Sellers pursuant to Sections 2.01 and 2.09(g).

         "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

         "Officer's Certificate" shall mean, unless otherwise specified in this Agreement, a certificate delivered to the Trustee signed by the President, any Vice President or the Treasurer of a Seller or the Servicer, as the case may be, or by the President, any Vice President or the financial controller (or an officer holding an office with equivalent or more senior responsibilities) of a Successor Servicer.

         "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Trustee and, in the case of an opinion to be delivered to any Series Enhancer, to such Series Enhancer.

         "Participation Interests" shall have the meaning specified in Section 2.09(a).

         "Paying Agent" shall mean any paying agent and co-paying agent appointed pursuant to Section 6.07.

         "Periodic Rate" shall mean the periodic rate or rates determined in the manner described in the Credit Card Agreement applicable to each Account.

         "Periodic Rate Finance Charges" shall have the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

         "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

         "Portfolio Yield" shall mean with respect to any Due Period, the annualized percentage equivalent of a fraction, the numerator of which is the amount of Collections of Finance Charge Receivables during the immediately preceding Due Period calculated on a cash basis, after subtracting therefrom (a) the excess, if any, of the amount of Principal Receivables which were charged off as uncollectible in such immediately preceding Due Period over the aggregate amount of recoveries on charged-off Principal Receivables for such immediately preceding Due Period and (b) the aggregate amount of Servicer Interchange with respect to all outstanding Series for such immediately preceding Due Period, and the denominator of which is the total amount of Principal Receivables as of the last day of such immediately preceding Due Period; provided, however, that, with respect to any Due Period in which a Lump Addition occurs or a removal of Accounts pursuant to Section 2.10 occurs, the denominator of such fraction shall be the weighted average amount of Principal Receivables in the Trust on the date on which such Lump Addition or removal of Accounts occurs (after giving effect thereto) and the last day of such immediately preceding Due Period.

         "Principal Receivables" shall mean amounts (other than such amounts, including the amounts of any Principal Receivables Discounts, which represent Finance Charge Receivables) billed to the Obligor on any Account in respect of
(a) purchases of goods or services, (b) cash advances and (c) all other fees and charges billed to cardholders on the Accounts. Any Principal Receivables which the Sellers are unable to transfer as provided in Section 2.11 shall not be included in calculating the amount of Principal Receivables.

         "Principal Receivables Discount" shall mean, with respect to any Account designated by the Sellers, the portion of the related principal Receivables which represents a discount from the face value thereof. The amount of any Principal Receivables Discount shall be equal to a specified percentage (determined by the Sellers in their sole discretion) of the amounts billed to the Obligor on any such Account in respect of purchases of goods and services and cash advances. Such percentage shall be deemed to be zero with respect to all the Accounts, unless and until the Sellers shall give the Trustee notice of any Accounts (or types of Accounts) to be subject to any such discount and the applicable discount percentage.

         "Principal Shortfalls" shall have the meaning specified in Section
4.04.

         "Principal Terms" shall mean, with respect to any Series, (i) the name or designation; (ii) the initial principal amount (or method for calculating such amount); (iii) the Certificate Rate (or method for the determination thereof); (iv) the payment date or dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to Investor Certificateholders; (vi) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vii) the Servicing Fee Rate, if any, the Net Servicing Fee Rate, if any, and the method of calculating Servicer Interchange, if any; (viii) the issuer and terms of any form of Series Enhancements with respect thereto; (ix) the terms on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased by the Banks or remarketed to other investors; (x) the Termination Date; (xi) the number of Classes of Investor Certificates of such Series and, if more than one Class, the rights and priorities of each such Class; (xii) the extent to which the Investor Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or global certificate will be paid); (xiii) whether the Investor Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xiv) the priority of such Series with respect to any other Series;
(xv) whether such Series will be part of a Group; and (xvi) any other terms of such Series.

         "Rating Agency" shall mean, with respect to any outstanding Series or Class, each statistical rating agency selected by the Sellers to rate the Investor Certificates of such Series or Class.

         "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have notified the Sellers, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

         "Reassignment" shall have the meaning specified in Section 2.10.

         "Receivables" shall mean all amounts shown on the Servicer's records as amounts payable by Obligors on any Account from time to time, other than Excluded Receivables. Receivables which become Defaulted Receivables will cease to be included as Receivables as of the day on which they become Defaulted Receivables.

         "Receivables Purchase Agreement" shall mean a receivables purchase agreement, substantially in the form of Exhibit F, between an Account Owner and a Seller or Additional Seller pursuant to which a Seller or Additional Seller acquires Receivables or interests in Receivables; provided, however, that (a) the Rating Agency Condition is satisfied with respect to the applicable Account Owner entering into such Receivables Purchase Agreement, and (b) the applicable Seller or Additional Seller shall have delivered to the Trustee an Officer's Certificate to the effect that such officer reasonably believes that the execution, delivery and performance of such Receivables Purchase Agreement will not have an Adverse Effect.

         "Record Date" shall mean, with respect to any Distribution Date, the last day of the calendar month immediately preceding such Distribution Date.

         "Recoveries" shall mean all amounts received (net of out-of-pocket costs of collection), including Insurance Proceeds, with respect to Receivables which have previously become Defaulted Receivables, including the net proceeds of any sale of such Defaulted Receivables by the Sellers.

         "Registered Certificateholder" shall mean the Holder of a Registered Certificate.

         "Registered Certificates" shall have the meaning specified in Section 6.01.

         "Related Account" shall mean an Account with respect to which a new credit account number has been issued by the Servicer or the applicable Seller or other Account Owner under circumstances resulting from a lost or stolen credit card and not requiring standard application and credit evaluation procedures under the Credit Card Guidelines.

         "Removal Date" shall have the meaning specified in Section 2.10(a).

         "Removed Accounts" shall have the meaning specified in Section 2.10.

         "Required Minimum Principal Balance" with respect to any date, shall mean an amount equal to the greater of

                  (a) 107% of the aggregate Invested Amounts for all outstanding
                      Series on such date; and

                  (b) 102% of the aggregate initial Invested Amounts for all
                      Series outstanding on such date;

provided, however, that the Sellers may, upon (x) 30 days' prior notice to the Trustee, each Rating Agency and each Series Enhancer, (y) upon satisfaction of the Rating Agency Condition with respect thereto and (z) upon delivery to the Trustee and each Series Enhancer of a certificate of a Vice President or more senior officer of each Seller stating that such Seller reasonably believes that such reduction will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future, reduce the Required Minimum Principal Balance; provided further that the Required Minimum Principal Balance shall not at any time be less than 102% of the initial Invested Amounts for all outstanding Series on any date.

         "Requirements of Law" shall mean any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether Federal, state or local (including any usury law, the Federal Truth-in-Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other charter or governing documents of such Person.

         "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the Corporate Trustee Administration Department (or any successor group) of the Trustee including any vice president, assistant vice president, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers or to whom any corporate trust matter is referred at the Corporate Trust Office because of such officer's knowledge of and familiarity with the particular subject.

         "RTC" shall mean the Resolution Trust Corporation or any successor.

         "Sellers" shall mean Citibank (Nevada), Citibank (South Dakota) and any Additional Seller.

         "Sellers' Certificates" shall mean, collectively, the Bank Certificate and any outstanding Supplemental Certificates.

         "Sellers' Interest" shall have the meaning specified in Section 4.01.

         "Sellers' Participation Amount" shall mean at any time of determination an amount equal to the total amount of Principal Receivables in the Trust at such time minus the aggregate Invested Amounts for all outstanding Series at such time.

         "Series" shall mean any series of Investor Certificates established pursuant to a Supplement.

         "Series Account" shall mean any deposit, trust, escrow or similar account maintained for the benefit of the Investor Certificateholders of any Series or Class, and as specified in any Supplement.

         "Series Adjusted Invested Amount" shall mean, with respect to any Series and for any Due Period, the initial principal amount of the Investor Certificates of such Series after subtracting therefrom the excess, if any, of the cumulative amount (calculated in accordance with the terms of the related Supplement) of investor charge-offs for such Series as of the last day of the immediately preceding Due Period over the aggregate reimbursement of such investor charge-offs as of such last day.

         "Series Allocable Defaulted Amount" shall mean, with respect to any Series and for any Due Period, the product of the Series Allocation Percentage and the Defaulted Amount with respect to such Due Period.

         "Series Allocable Finance Charge Collections" shall mean, with respect to any Series and for any Due Period, the product of the Series Allocation Percentage and the amount of Collections of Finance Charge Receivables deposited in the Collection Account for such Due Period.

         "Series Allocable Principal Collections" shall mean, with respect to any Series and for any Due Period, the product of the Series Allocation Percentage and the amount of Collections of Principal Receivables deposited in the Collection Account for such Due Period.

         "Series Allocable Miscellaneous Payments" shall mean, with respect to any Series and for any Due Period, the product of the Series Allocation Percentage and the amount of Miscellaneous Payments for such Due Period.

         "Series Allocation Percentage" shall mean, with respect to any Series and for any Due Period, the percentage equivalent of a fraction, the numerator of which is the Series Adjusted Invested Amount as of the last day of the immediately preceding Due Period and the denominator of which is the Trust Adjusted Invested Amount as of such last day.

         "Series Enhancement" shall mean the rights and benefits provided to the Investor Certificateholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement. The subordination of any Series or Class to another Series or Class shall be deemed to be a Series Enhancement.

         "Series Enhancer" shall mean the Person or Persons providing any Series Enhancement, other than the Investor Certificateholders of any Series or Class which is subordinated to another Series or Class.

         "Series Issuance Date" shall mean, with respect to any Series, the date on which the Investor Certificates of such Series are to be originally issued in accordance with Section 6.03 and the related Supplement.

         "Service Transfer" shall have the meaning specified in Section 10.01.

         "Servicer" shall mean Citibank (South Dakota), in its capacity as Servicer pursuant to this Agreement, and, after any Service Transfer, the Successor Servicer.

         "Servicer Default" shall have the meaning specified in Section 10.01.

         "Servicer Interchange" shall mean, with respect to any Series and a specified Due Period, the amount, if any, determined in accordance with the related Supplement.

         "Servicing Fee Rate" shall mean, with respect to any Series, the servicing fee rate, if any, specified in the related Supplement.

         "Servicing Officer" shall mean any officer of the Servicer or an attorney-in-fact of the Servicer who in either case is involved in, or responsible for, the administration and servicing of the Receivables and whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

         "Small Balances" shall have the meaning established in accordance with the Credit Card Guidelines.

         "Standard & Poor's" shall mean Standard & Poor's Ratings Services or its successor.

         "Successor Servicer" shall have the meaning specified in Section 10.02(a).

         "Supplement" shall mean, with respect to any Series, a Supplement to this Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to Section 6.03, and all amendments thereof and supplements thereto.

         "Supplemental Certificate" shall have the meaning specified in Section 6.03.

         "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel to the effect that, for Federal and South Dakota (and any other State where substantial servicing activities in respect of credit card accounts are conducted by any Additional Seller, or the Banks, if there is a substantial change from present servicing activities) state income and franchise tax purposes, (a) such action will not adversely affect the characterization of the Investor Certificates of any outstanding Series or Class as debt, (b) such action will not cause a taxable event to any Investor Certificateholder, (c) following such action the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and (d) in the case of
Section 6.03(b)(vi), the Investor Certificates of the new Series will properly be characterized as debt.

         "Termination Date" shall mean, with respect to any Series, the termination date specified in the related Supplement.

         "Termination Notice" shall have the meaning specified in Section 10.01.

         "Termination Proceeds" shall have the meaning specified in Section 12.02(c).

         "Transfer Agent and Registrar" shall have the meaning specified in
Section 6.04.

         "Transfer Date" shall mean the Business Day immediately preceding each Distribution Date.

         "Transfer Deposit Amount" shall mean, with respect to any Distribution Date, the amount, if any, deposited into the Collection Account on such Distribution Date in connection with the reassignment of an Ineligible Receivable pursuant to Section 2.05, 2.07(a) or 2.09(c) or the reassignment or assignment of a Receivable pursuant to Section 3.03.

         "Transfer Restriction Event" shall have the meaning specified in
Section 2.11.

         "Transferred Account" shall mean each account into which an Account is transferred, provided that (i) such transfer is made in accordance with the Credit Card Guidelines and (ii) such account can be traced or identified as an account into which an Account has been transferred.

         "Trust" shall mean the Citibank Credit Card Master Trust I* created by this Agreement.

         "Trust Adjusted Invested Amount" shall mean, with respect to any Due Period, the aggregate Series Adjusted Invested Amounts for all outstanding Series for such Due Period.

         "Trust Assets" shall have the meaning specified in Section 2.01.

         "Trust Cut-Off Date" shall mean January 11, 1991.

         "Trustee" shall mean Bankers Trust Company in its capacity as trustee on behalf of the Trust, or its successor in interest, or any successor trustee appointed as herein provided.**


--------
*   Originally named the "Standard Credit Card Master Trust I".
**  The original Trustee was Yasuda Bank and Trust Company (U.S.A.).

         "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in the States of South Dakota and Nevada and in any other State where the filing of a financing statement is required to perfect the Trust's interest in the Receivables and the proceeds thereof or in any other specified jurisdiction.

         "Unallocated Principal Collections" shall have the meaning specified in
Section 4.04.

         "United States" shall mean the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

         "U.S. Alien" or "United States Alien" shall mean any corporation, partnership, individual or fiduciary that, as to the United States, and for United States income tax purposes, is (i) a foreign corporation, (ii) a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust, (iii) a nonresident alien individual or
(iv) a nonresident alien fiduciary of a foreign estate or trust.

         "U.S. person" or "United States person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

         "VISA" shall mean VISA U.S.A., Inc.

         Section 1.02. Other Definitional Provisions. (a) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the related Supplement.

         (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (d) The agreements, representations and warranties of Citibank (South Dakota), Citibank (Nevada) and any Additional Seller in this Agreement in each of their respective capacities as Sellers and Servicer shall be deemed to be the agreements, representations and warranties of Citibank (South Dakota), Citibank (Nevada) and such Additional Seller solely in each such capacity for so long as Citibank (South Dakota), Citibank (Nevada) and such Additional Seller act in each such capacity under this Agreement.

         (e) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation".


                                   ARTICLE II

                            CONVEYANCE OF RECEIVABLES

         Section 2.01. Conveyance of Receivables. By execution of this Agreement, each of the Sellers does hereby sell, transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, all its right, title and interest in, to and under the Receivables existing at the close of business on the Trust Cut-Off Date, in the case of Receivables arising in the Initial Accounts, and on each Additional Cut-Off Date, in the case of Receivables arising in the Additional Accounts, and in each case thereafter created from time to time until the termination of the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC) thereof. Such property, together with all monies on deposit in the Collection Account, the Series Accounts, any Series Enhancement and the right to receive certain Interchange attributed to cardholder charges for merchandise and services in the Accounts shall constitute the assets of the Trust (the "Trust Assets"). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholder or any Series Enhancer of any obligation of the Servicer, Citibank (South Dakota), Citibank (Nevada), any Additional Seller, any other Account Owner or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA, MasterCard or insurers.

         The Sellers agree to record and file, at their own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the sale and assignment of the Receivables to the Trust, and to deliver a file stamped copy of each such financing statement or other evidence of such filing to the Trustee on or prior to the first Closing Date, in the case of Receivables arising in the Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of Receivables arising in Additional Accounts. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

         The Sellers further agree, at their own expense, (a) on or prior to (x) the first Closing Date, in the case of the Initial Accounts, (y) the applicable Addition Date, in the case of

Additional Accounts, and (z) the applicable Removal Date, in the case of Removed Accounts, to indicate in the appropriate computer files that Receivables created in connection with the Accounts (other than Removed Accounts) have been conveyed to the Trust pursuant to this Agreement for the benefit of the Certificateholders and (b) on or prior to (x) the first Closing Date, in the case of the Initial Accounts, (y) the date that is five Business Days after the applicable Addition Date, in the case of Lump Additions, and (z) the date that is 90 days after the applicable Addition Date, in the case of New Accounts, to deliver to the Trustee a computer file or microfiche list containing a true and complete list of all such Accounts (other than Removed Accounts) specifying for each such Account, as of the Trust Cut-Off Date, in the case of the Initial Accounts, and the applicable Additional Cut-Off Date, in the case of Additional Accounts, its account number and, other than in the case of New Accounts, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account. Such file or list, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement.

         Section 2.02. Acceptance by Trustee. (a) The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.01 and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Sellers delivered to the Trustee the computer file or microfiche list relating to the Initial Accounts described in the last paragraph of Section 2.01.

         (b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists marked as Schedule 1 delivered to the Trustee from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Trustee, (ii) in connection with the performance of the Trustee's duties hereunder or (iii) in enforcing the rights of Certificateholders. The Trustee agrees to take such measures as shall be reasonably requested by the Sellers to protect and maintain the security and confidentiality of such information and, in connection therewith, will allow the Sellers to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. The Trustee shall provide the Sellers with notice five Business Days prior to any disclosure pursuant to this Section.

         (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

         Section 2.03. Representations and Warranties of the Sellers Relating to the Sellers. Each of the Sellers hereby represents and warrants to the Trust as of each Closing Date that:

                  (a) Organization and Good Standing. Such Seller is a national banking association or corporation validly existing under the laws of the jurisdiction of its organization or incorporation and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and each Supplement and, in the case of the Banks, to execute and deliver to the Trustee the Certificates.

                  (b) Due Qualification. Such Seller is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Credit Card Agreement relating to an Account or any Receivable unenforceable by such Seller or the Trust or would have a material adverse effect on the Investor Certificateholders; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any jurisdiction in which the Trustee seeks to enforce directly any Account or any Receivable.

                  (c) Due Authorization. The execution and delivery of this Agreement and each Supplement by such Seller and, in the case of the Banks, the execution and delivery to the Trustee of the Certificates and the consummation by such Seller of the transactions provided for in this Agreement and each Supplement, have been duly authorized by such Seller by all necessary corporate action on the part of such Seller.

                  (d) No Conflict. The execution and delivery by such Seller of this Agreement, each Supplement and, in the case of the Banks, the Certificates, the performance of the transactions contemplated by this Agreement and each Supplement and the fulfillment of the terms hereof and thereof applicable to such Seller, will not conflict with or violate any Requirements of Law applicable to such Seller or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which such Seller is a party or by which it or its properties are bound.

                  (e) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of such Seller, threatened against such Seller before any Governmental Authority (i) asserting the invalidity of this Agreement, any Supplement or the Certificates, (ii) seeking to prevent the issuance of any of the Certificates or the consummation of any of the transactions contemplated by this Agreement, any Supplement or the Certificates,
         (iii) seeking any determination or ruling that, in the reasonable judgment of such Seller, would materially and adversely affect the performance by such Seller of its obligations under this Agreement or any Supplement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, any Supplement or the Certificates or (v) seeking to affect adversely the income or franchise tax attributes of the Trust under the United States Federal or any State income or franchise tax systems.

                  (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such Seller in connection with the execution and delivery by such

         Seller of this Agreement, each Supplement and, in the case of the Banks, the Certificates and the performance of the transactions contemplated by this Agreement and each Supplement by such Seller have been duly obtained, effected or given and are in full force and effect.

         Section 2.04. Representations and Warranties of the Sellers Relating to the Agreement and Any Supplement and the Receivables. (a) Representations and Warranties. Each of Sellers hereby represents and warrants to the Trust as of the date of this Agreement and the date of each Supplement, as of each Closing Date and, with respect to Additional Accounts, as of the related Addition Date that:

                  (i) this Agreement, each Supplement and, in the case of Additional Accounts, the related Assignment, each constitutes a legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect;

                  (ii) as of the first Closing Date and, as of the related Addition Date with respect to Additional Accounts, Schedule 1 to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of the Trust Cut-Off Date or such Additional Cut-Off Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Trust Cut-Off Date or such Additional Cut-Off Date, as the case may be;

                  (iii) each Receivable has been conveyed to the Trust free and clear of any Lien;

                  (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such Seller in connection with the conveyance of each Receivable to the Trust have been duly obtained, effected or given and are in full force and effect;

                  (v) either this Agreement or, in the case of Additional Accounts, the related Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of such Seller in the Receivables and the proceeds thereof or, if this Agreement or, in the case of Additional Accounts, the related Assignment does not constitute a sale of such property, it constitutes a grant of a first priority perfected "security interest" (as defined in the UCC) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Agreement, or, with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property and proceeds;

                  (vi) except as otherwise expressly provided in this Agreement or any Supplement, neither the Sellers nor any Person claiming through or under the Sellers has any claim to or interest in the Collection Account, any Series Account or any Series Enhancement;

                  (vii) on the Trust Cut-Off Date, each Initial Account is an Eligible Account and, on the applicable Additional Cut-Off Date, each related Additional Account is an Eligible Account;

                  (viii) on the Trust Cut-Off Date, each Receivable then existing is an Eligible Receivable and, on the applicable Additional Cut-Off Date, each Receivable contained in the related Additional Accounts is an Eligible Receivable;

                  (ix) as of the date of the creation of any new Receivable, such Receivable is an Eligible Receivable; and

                  (x) no selection procedures believed by such Seller to be adverse to the interests of the Investor Certificateholders have been used in selecting the Initial Accounts.

         (b) Notice of Breach. The representations and warranties set forth in
Section 2.03, this Section 2.04 and Section 2.09(e) shall survive the transfers and assignments of the Receivables to the Trust and the issuance of the Certificates. Upon discovery by any of the Sellers, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in Section 2.03, this Section 2.04 or Section 2.09(e), the party discovering such breach shall give notice to the other parties and to each Series Enhancer within three Business Days following such discovery.

         Section 2.05. Reassignment of Ineligible Receivables. (a) Reassignment of Receivables. In the event (i) any representation or warranty contained in
Section 2.04(a)(ii), (iii), (iv), (vii), (viii) or (ix) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and such breach has a material adverse effect on the Certificateholders' Interest in any Receivable (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement), unless cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) after the earlier to occur of the discovery thereof by the Sellers or receipt by the Sellers of notice thereof given by the Trustee, or (ii) it is so provided in Section 2.07(a) or 2.09(c)(iii) with respect to any Receivables, then the Sellers shall accept reassignment of the Certificateholders' Interest in all Receivables in the related Account ("Ineligible Receivables") on the terms and conditions set forth in paragraph (b) below.

         (b) Price of Reassignment. The Servicer shall deduct the portion of the Ineligible Receivables reassigned to the Sellers which are Principal Receivables from the aggregate amount of Principal Receivables used to calculate the Sellers' Participation Amount, the Sellers' Interest and the Floating Allocation Percentage and the Principal Allocation Percentage applicable to any Series. In the event that, following the exclusion of such Principal Receivables from the calculation of the Sellers' Participation Amount, the Sellers' Participation Amount would be a negative number, not later than 12:00 noon, New York City time, on the first Distribution Date following the Due Period in which such reassignment obligation arises, the Sellers shall make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Sellers' Participation Amount would be below zero (up to the amount of such Principal Receivables). In the event that at the time of the reassignment of any such Ineligible Receivables to the Sellers the Invested Amount for any outstanding Series is less than the unpaid principal amount of the Investor Certificates of such Series, not later than 12:00 noon, New York City time, on the first Distribution Date following the Due Period in which such reassignment obligation arises, the Sellers will make a deposit into the Collection Account in immediately available funds in an amount equal to the lesser of (i) the excess of the portion of such Ineligible Receivables which are Principal Receivables over the amount to be deposited into the Collection Account pursuant to the immediately preceding sentence and (ii) the excess of the aggregate unpaid principal amount of all Investor Certificates over the aggregate Invested Amounts for all outstanding Series. Any amount deposited into the Collection Account in connection with the reassignment of an Ineligible Receivable shall be considered a Transfer Deposit Amount and shall be applied in accordance with
Article IV and the terms of each Supplement.

         Upon reassignment of Ineligible Receivables, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Sellers or their designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivables, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Sellers to effect the conveyance of such Ineligible Receivables pursuant to this Section. The obligation of the Sellers to accept reassignment of any Ineligible Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of the Certificateholders) or any Series Enhancer, except as provided in Section 7.04.

         Section 2.06. Reassignment of Certificateholders' Interest in Trust Portfolio. In the event any representation or warranty set forth in Section 2.03(a) or (c) or Section 2.04(a)(i), (v) or (vi) is not true and correct in any material respect and such breach has a material adverse effect on the Certificateholders' Interest in the Receivables or the availability of the proceeds thereof to the Trust (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement), then either the Trustee or the Holders of Investor Certificates evidencing not less than 50% of the aggregate unpaid principal amount of all outstanding Investor Certificates, by notice then given to the Sellers and the Servicer (and to the Trustee if given by the Investor Certificateholders), may direct the Sellers to accept a reassignment of the Certificateholders' Interest in the Receivables if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 150 days, as may be specified in such notice), and upon those conditions the Sellers shall be jointly and severally obligated to accept such reassignment on the terms set forth below.

         The Sellers shall deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the first Distribution Date following the Due Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed to the Investor Certificateholders on such Distribution Date in accordance with Article IV and the terms of each Supplement. If the Trustee or the Investor Certificateholders give notice directing the Sellers to accept a reassignment of the Certificateholders' Interest in the Receivables as provided above, the obligation of the Sellers to accept such reassignment pursuant to this Section and to make the deposit required to be made to the Collection Account as provided in this paragraph shall constitute the sole remedy respecting an event of the type specified in the first sentence of this Section available to the Certificateholders (or the Trustee on behalf of the Certificateholders) or any Series Enhancer, except as provided in Section 7.04.

         Section 2.07. Covenants of the Sellers. Each Seller hereby covenants that:

                  (a) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, such Seller will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC) and if any Receivable is so evidenced it shall be deemed to be an Ineligible Receivable in accordance with Section 2.05(a) and shall be reassigned to the Sellers in accordance with Section 2.05(b).

                  (b) Security Interests. Except for the conveyances hereunder, such Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable, whether now existing or hereafter created, or any interest therein, and such Seller shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under such Seller.

                  (c) Sellers' Interest. Except for the conveyances hereunder, in connection with any transaction permitted by Section 7.02 and as provided in Section 6.03, such Seller agrees not to transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Sellers' Interest represented by the Bank Certificate or any Supplemental Certificate and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void.

                  (d) Delivery of Collections. In the event that such Seller receives Collections or Recoveries, such Seller agrees to pay the Servicer all such Collections and Recoveries as soon as practicable after receipt thereof.

                  (e) Notice of Liens. Such Seller shall notify the Trustee and each Series Enhancer promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder and the conveyances under any Receivables Purchase Agreement.

         Section 2.08. Covenants of Citibank (South Dakota), Additional Sellers, and Account Owners. Citibank (South Dakota), in its capacity as a Seller, each Additional Seller and each other Account Owner hereby covenants that:

                  (a) Periodic Rate Finance Charges. (i) Except (x) as otherwise required by any Requirements of Law or (y) as is deemed by Citibank (South Dakota) or such Additional Seller or such other Account Owner to be necessary in order for it to maintain its credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition in the credit card business and only if the change giving rise to such reduction is made applicable to the comparable segment of revolving credit card accounts owned or serviced by it which have characteristics similar to the Accounts which are the subject of such change, it shall not at any time permit the Portfolio Yield to be less than the Average Rate and (ii) except as otherwise required by any Requirements of Law, it shall not permit the Portfolio Yield to be less than the highest Certificate Rate for any outstanding Series or Class.

                  (b) Credit Card Agreements and Guidelines. Subject to compliance with all Requirements of Law and paragraph (a) above, Citibank (South Dakota) and such Additional Seller or such other Account Owner may change the terms and provisions of the Credit Card Agreements or the Credit Card Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the Periodic Rate Finance Charges to be assessed thereon) only if such change is made applicable to the comparable segment of revolving credit card accounts owned or serviced by it which have the same or substantially similar characteristics as the Accounts which are the subject of such change. Notwithstanding the foregoing, unless required by Requirements of Law or as permitted by Section 2.08(a), an Account Owner will take no action with respect to the applicable Credit Card Agreements or the applicable Credit Card Guidelines, which, at the time of such action, such Account Owner reasonably believes will have a material adverse effect on the Investor Certificateholders. No Seller will enter into any amendments to a Receivables Purchase Agreement or enter into a new Receivables Purchase Agreement unless the Rating Agency Condition has been satisfied.

                  (c) MasterCard and VISA. Citibank (South Dakota), such Additional Seller and such other Account Owner shall, to the extent applicable to Accounts owned or serviced by it, use its best efforts to remain, either directly or indirectly, a member in good standing of the MasterCard System, the VISA System and any other similar entity's or organization's system relating to any other type of revolving credit card accounts included as Accounts.

                  (d) Additional Accounts. Citibank (South Dakota) and the Additional Sellers shall at all times ensure that they retain the ownership of the Receivables arising in, and the right to transfer to the Trust the Receivables arising in, Eligible Accounts which include Principal Receivables sufficient to enable Citibank (South Dakota) and the Additional Sellers to meet the Sellers' obligation to designate Additional Accounts in accordance with Section 2.09(a). In furtherance of the foregoing, Citibank (South Dakota) agrees not to transfer, assign, exchange or otherwise pledge or convey any "VISA" or "MasterCard" consumer revolving credit card account or the Receivables therein (other than any transfer, assignment, exchange, pledge or conveyance of Receivables to the Trust pursuant to this Agreement) if as a result of such pledge or conveyance, the principal receivables owned by the Sellers in such "VISA" or "MasterCard" consumer revolving credit card accounts at such time would be reduced to less than $50,000,000.

                  (e) Interchange. On or prior to each Determination Date, the Sellers shall notify the Servicer of the amount of Interchange to be included as Collections of Finance Charge Receivables with respect to the preceding Due Period, which shall be equal to (i) the amount of Interchange paid or payable to Citibank (South Dakota) with respect to such Due Period multiplied by a fraction, the numerator of which is the aggregate amount of cardholder charges for goods and services in the Accounts maintained by Citibank (South Dakota) with respect to such Due Period and the denominator of which is the aggregate amount of cardholder charges for goods and services in all the "MasterCard" and "VISA" revolving credit card accounts and all other types of revolving credit card accounts included as Accounts (except as otherwise provided in the Assignment with respect to any such other types of Accounts), in each case maintained by Citibank (South Dakota) with respect to such Due Period and (ii) the amount of Interchange paid or payable to each Additional Seller or other Account Owner with respect to such Due Period calculated in the manner described in clause (i). Not later than 12:00 noon, New York City time, on each Distribution Date, the Sellers shall deposit into the Collection Account in immediately available funds the amount of Interchange to be so included as Collections of Finance Charge Receivables with respect to the preceding Due Period.

                  (f) Information Provided to Rating Agencies. The Sellers will use their best efforts to cause all information provided to any Rating Agency pursuant to this Agreement or in connection with any action required or permitted to be taken under this Agreement to be complete and accurate in all material respects.

                  (g) Enforcement of Receivables Purchase Agreements. In its capacity as a purchaser of Receivables or interests in Receivables under a Receivables Purchase Agreement, each Seller and Additional Seller will at all times enforce the covenants and agreements of the applicable Account Owner under such Receivables Purchase Agreement.

         Section 2.09. Addition of Accounts. (a) Required Lump Additions. (i) If, as of the close of business on the last Business Day of any calendar week,
(A) the total amount of Principal Receivables is less than the Required Minimum Principal Balance on such date, the Sellers shall on or prior to the close of business on the earlier of (x) the fortieth calendar day (or, if such day is not a Business Day, the next succeeding Business Day) following the last Business Day of such calendar week or (y) if any Series is in its Accumulation Period, amortization period or Early Amortization Period, the tenth Business Day following the last Business Day of the Due Period in which such calendar week occurs (in the case of (x) or (y), the "Required Designation Date"), or (B) the result obtained by multiplying (x) the Sellers' Participation Amount by (y) the percentage equivalent of the portion of the Sellers' Interest represented by the Bank Certificate (such result being the "Banks' Interest") is less than 2% of the total amount of Principal Receivables on such date, the Sellers shall on or prior to the close of business on the Required Designation Date, designate additional Eligible Accounts to be included as Accounts as of the Required Designation Date or any earlier date in a sufficient amount such that, after giving effect to such addition, the total amount of Principal Receivables as of the close of business on the Addition Date is at least equal to the Required Minimum Principal Balance on such date or the Banks' Interest is not less than 2% of the total amount of Principal Receivables as of the close of business on the Addition Date, as the case may be. The failure of any condition set forth in paragraph (d) below shall not relieve the Sellers of their obligation pursuant to this paragraph; provided, however, that the failure of the Sellers to transfer Receivables to the Trust as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement; provided further that any such failure will nevertheless result in the occurrence of an Amortization Event described in Section 9.01(e).

         (ii) In lieu of, or in addition to, designating Additional Accounts pursuant to clause (i) above, the Sellers may, subject to the conditions specified in paragraph (d) below, convey to the Trust participations representing undivided interests in a pool of assets primarily consisting of revolving credit card accounts and collections thereon ("Participation Interests"). The addition of Participation Interests in the Trust pursuant to this paragraph (a) or paragraph (b) below shall be effected by an amendment hereto, dated the applicable Addition Date, pursuant to Section 13.01(a).

         (b) Permitted Lump Additions. The Sellers may from time to time, at their sole discretion, subject to the conditions specified in paragraph (d) below, voluntarily designate additional Eligible Accounts to be included as Accounts or Participation Interests to be included as Trust Assets, in either case as of the applicable Additional Cut-Off Date.

         (c) New Accounts. (i) The Sellers may from time to time, at their sole discretion, subject to and in compliance with the limitations specified in clause (ii) below and the conditions specified in paragraph (d) below, voluntarily designate newly originated Eligible Accounts to be included as Accounts. For purposes of this paragraph, Eligible Accounts shall be deemed to include only types of revolving credit card accounts which are included as Initial Accounts or which have previously been included in any Lump Addition if the Assignment related to such Lump Addition expressly provides that such type of revolving credit card account is permitted to be designated as a New Account.

         (ii) The Sellers shall not be permitted to designate New Accounts pursuant to clause (i) above with respect to any of the three consecutive Due Periods commencing in January, April, July and October of each calendar year, commencing in July 1991, unless on or before the first Business Day of such three consecutive Due Periods, the Sellers shall have requested each Rating Agency to notify, and each Rating Agency shall have notified, the Sellers, the Servicer and the Trustee of the limitations, if any, to the right of the Sellers to designate New Accounts during such three consecutive Due Periods. Unless each Rating Agency otherwise consents, the number of New Accounts designated with respect to any such three consecutive Due Periods shall not exceed 15% of the number of Accounts as of the first day of the calendar year during which such Due Periods commence (or the Trust Cut-Off Date, in the case of 1991) and the number of New Accounts designated during any such calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year (or the Trust Cut-Off Date, in the case of 1991).

         (iii) On or before April 30, July 31, October 31 and January 31 of each calendar year, beginning with July 31, 1991, the Rating Agency Condition shall have been satisfied with respect to the addition of all New Accounts included as Accounts during the three consecutive Due Periods ending in the calendar months of March, June, September and December preceding such date; provided, that if no New Accounts were included as Accounts during any such period, no such Rating Agency Condition shall be imposed with respect to such period. On or before January 31 and July 31 of each calendar year (or, if the short-term rating of the Banks is not in one of the generic rating categories of each Rating Agency which signifies investment grade, on or before the last day of each calendar month), beginning with January 31, 1992, the Sellers shall have delivered to the Trustee, each Rating Agency and each Series Enhancer an Opinion of Counsel, in accordance in Section 13.02(d), with respect to the New Accounts included as Accounts during the preceding six months; provided, that if no New Accounts were included as Accounts during the preceding six months, no such Opinion of Counsel need be delivered with respect to such period. The failure of the Rating Agency Condition or of the Sellers to so deliver any such required Opinion of Counsel shall result in all Receivables arising in the New Accounts to which such failure relates to be deemed to be Ineligible Receivables in accordance with
Section 2.05(a) and all such Receivables shall be reassigned to the Sellers in accordance with Section 2.05(b).

         (d) Conditions to Addition. On the Addition Date with respect to any Additional Accounts or Participation Interests, the Trust shall purchase the Receivables in such Additional Accounts (and such Additional Accounts shall be deemed to be Accounts for purposes of this Agreement) or shall purchase such Participation Interests as of the close of business on the applicable Additional Cut-Off Date, subject to the satisfaction of the following conditions:

                  (i) in the case of Lump Additions, on or before the fifth Business Day immediately preceding the Addition Date, the Sellers shall have given the Trustee, the Servicer, each Rating Agency and each Series Enhancer notice that the Additional Accounts or Participation Interests will be included and specifying the applicable Addition Date and Additional Cut-Off Date;

                  (ii) in the case of Additional Accounts, the Additional Accounts shall all be Eligible Accounts;

                  (iii) in the case of Additional Accounts, the Sellers shall have delivered to the Trustee copies of UCC-1 financing statements covering such Additional Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein;

                  (iv) in the case of Additional Accounts, to the extent required by Section 4.03, the Sellers shall have deposited in the Collection Account all Collections with respect to such Additional Accounts since the Additional Cut-Off Date;

                  (v) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to any of the Sellers or any applicable Account Owner shall have occurred nor shall the transfer of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trust have been made in contemplation of the occurrence thereof;

                  (vi) in the case of Lump Additions, the Rating Agency Condition shall have been satisfied;

                  (vii) in the case of Lump Additions, the Sellers shall each have delivered to the Trustee and each Series Enhancer a certificate of a Vice President or more senior officer, dated the Addition Date, confirming, to the extent applicable, the items set forth in clauses
         (ii) through (vi) above;

                  (viii) in the case of Lump Additions, the Sellers shall have delivered to the Trustee, each Rating Agency and each Series Enhancer an Opinion of Counsel, dated the Addition Date, to the effect that addition of the Receivables arising in the Lump Addition Accounts or of the Participation Interests in the Trust will not result in the Trust being considered an "investment company" for purposes of the Investment Company Act;

                  (ix) the addition of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trust will not result in the occurrence of an Amortization Event and, in the case of Lump Additions, the Sellers shall each have delivered to the Trustee and each Series Enhancer a certificate of a Vice President or more senior officer, dated the Addition Date, stating that such Seller reasonably believes that the addition of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trust will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future, and that, in the case of Participation Interests added pursuant to paragraph (a) above, such addition is no less favorable in any material respect to the interests of any Investor Certificateholder or any Series Enhancer than would be the addition of Lump Addition Accounts; and

                  (x) in the case of Lump Additions, the Sellers shall have delivered to the Trustee, each Rating Agency and each Series Enhancer
         (A) an Opinion of Counsel, dated the Addition Date, in accordance with
         Section 13.02(d) and (B) other than in the case of a Lump Addition of Accounts pursuant to paragraph (a) (unless such Lump Addition includes a new type of Account), a Tax Opinion, dated the Addition Date, with respect to such Lump Addition.

         (e) Representations and Warranties. Each of the Sellers hereby represents and warrants to the Trust as of the related Addition Date as to the matters set forth in paragraph (d)(v) and (ix) above and that, in the case of Additional Accounts, the list delivered pursuant to paragraph (g) below is, as of the applicable Additional Cut-Off Date, true and complete in all material respects.

         (f) Additional Sellers. The Banks may designate Affiliates of the Banks to be included as Sellers ("Additional Sellers") under this Agreement by an amendment hereto pursuant to Section 13.01(a) and each Additional Seller shall be issued a Supplemental Certificate pursuant to Section 6.03(c) reflecting such Additional Seller's interest in the Sellers' Interest; provided, however, that prior to any such designation and issuance the conditions set forth in Section 6.03(c) shall have been satisfied with respect thereto.

         (g) Delivery of Documents. In the case of the designation of Additional Accounts, the Sellers shall deliver to the Trustee (i) the computer file or microfiche list required to be delivered pursuant to Section 2.01 with respect to such Additional Accounts on the date such file or list is required to be delivered pursuant to Section 2.01 (the "Document Delivery Date") and (ii) a duly executed, written Assignment (including an acceptance by the Trustee for the benefit of the Certificateholders), substantially in the form of Exhibit B (the "Assignment"), on the Document Delivery Date. In addition, in the case of the designation of New Accounts, the Sellers shall deliver to the Trustee on the Document Delivery Date the certificates described in paragraph (d)(vii) and (ix) above with respect to such New Accounts.

         Section 2.10. Removal of Accounts. On any day of any Due Period the Sellers shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts designated by the Sellers (the "Removed Accounts"), upon satisfaction of all the following conditions:

                  (a) on or before the fifth Business Day immediately preceding the Removal Date, the Sellers shall have given the Trustee, the Servicer, each Rating Agency and each Series Enhancer notice of such removal and specifying the date for removal of the Removed Accounts (the "Removal Date");

                  (b) on or prior to the date that is five Business Days after the Removal Date, the Sellers shall have amended Schedule 1 by delivering to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the date notice of the Removal Date is given, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account;

                  (c) the Sellers shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to paragraph (b) above, as of the Removal Date, is true and complete in all material respects;

                  (d) the Rating Agency Condition shall have been satisfied with respect to such removal;

                  (e) such removal will not result in the occurrence of an Amortization Event and the Sellers shall have delivered to the Trustee and each Series Enhancer a certificate of a Vice President or more senior officer, dated the Removal Date, to the effect that such Seller reasonably believes that such removal will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future;

                  (f) the Sellers shall have delivered to the Trustee, each Rating Agency and each Series Enhancer a Tax Opinion, dated the Removal Date, with respect to such removal; and

                  (g) such removal will not preclude transfers of Receivables to the Trust from being accounted for as sales under generally accepted accounting principles or prevent the Trust from continuing to qualify as a qualifying special-purpose entity (SPE) in accordance with FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (or any replacement FASB Statement, or amendment or interpretation thereof) and the Sellers shall have delivered to the Trustee a certificate of a Vice President or more senior officer, dated the Removal Date, to that effect.

Upon satisfaction of all of the above conditions, the Trustee shall execute and deliver to the Sellers a written reassignment in substantially the form of Exhibit C (the "Reassignment") and shall, without further action, be deemed to sell, transfer, assign, set over and otherwise convey to the Sellers or their designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof.

         In addition to the foregoing, on the date when any Receivable in an Account becomes a Defaulted Receivable the Trust shall automatically and without further action or consideration be deemed to transfer, assign, set over and otherwise convey to the applicable Seller, without recourse, representation or warranty, all right, title and interest of the Trust in and to the Defaulted Receivables arising in such Account, all monies due and to become due with respect thereto and all proceeds thereof, provided, that Recoveries of such Account shall be applied as provided herein.

         Section 2.11. Account Allocations. In the event that any of the Sellers is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement, including by reason of the application of the provisions of Section 9.02 or any order of any Governmental Authority (a "Transfer Restriction Event"), then, in any such event, (a) the Sellers and the Servicer agree (except as prohibited by any such order) to allocate and pay to the Trust, after the date of such inability, all Collections, including Collections of Receivables transferred to the Trust prior to the occurrence of such event, and all amounts which would have constituted Collections but for such Seller's inability to transfer Receivables (up to an aggregate amount equal to the amount of Receivables transferred to the Trust by such Seller in the Trust on such date), (b) the Sellers and the Servicer agree that such amounts will be applied as Collections in accordance with Article IV and the terms of each Supplement and (c) for so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for such Seller's inability to transfer Receivables to the Trust which are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and the terms of each Supplement. For the purpose of the immediately preceding sentence, the Sellers and the Servicer shall treat the first received Collections with respect to the Accounts as allocable to the Trust until the Trust shall have been allocated and paid Collections in an amount equal to the aggregate amount of Principal Receivables in the Trust as of the date of the occurrence of such event. If any of the Sellers or the Servicer is unable pursuant to any Requirements of Law to allocate Collections as described above, the Sellers and the Servicer agree that, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with Article IV and the terms of each Supplement. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV and the terms of each Supplement.


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

         Section 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer. (a) Citibank (South Dakota) agrees to act as the Servicer under this Agreement and the Certificateholders by their acceptance of Certificates consent to Citibank (South Dakota) acting as Servicer.

         (b) The Servicer shall service and administer the Receivables, shall collect payments due under the Receivables and shall charge-off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.01 and provided Citibank (South Dakota) is the Servicer and the Collection Account is maintained with Citibank (South Dakota), the Servicer or its designee is hereby authorized and empowered (i) to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Collection Account and any Series Account, as set forth in this Agreement or any Supplement, and (ii) to take any action required or permitted under any Series Enhancement, as set forth in this Agreement or any Supplement. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer or its designee is hereby authorized and empowered to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities laws or reporting requirements. The Trustee shall furnish the Servicer with any documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         (c) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

         (d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of VISA, MasterCard and any other similar entity or organization relating to any other type of revolving credit card accounts included as Accounts, except insofar as any failure to so comply or perform would not materially and adversely affect the Trust or the Investor Certificateholders.

         (e) The Servicer shall pay out of its own funds, without reimbursement, all expenses incurred in connection with the Trust and the servicing activities hereunder including expenses related to enforcement of the Receivables, fees and disbursements of the Trustee (including the reasonable fees and expenses of its counsel) and independent accountants and all other fees and expenses, including the costs of filing UCC continuation statements and the costs and expenses relating to obtaining and maintaining the listing of any Investor Certificates on any stock exchange, that are not expressly stated in this Agreement to be payable by the Trust or the Sellers (other than Federal, state, local and foreign income and franchise taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust).

         (f) The Servicer agrees that upon a request by the Sellers or the Trustee it will use its best efforts to obtain and maintain the listing of the Investor Certificates of any Series or Class on any specified securities exchange. If any such request is made, the Servicer shall give notice to the Sellers and the Trustee on the date on which such Investor Certificates are approved for such listing and within three Business Days following receipt of notice by the Servicer of any actual, proposed or contemplated delisting of such Investor Certificates by any such securities exchange. The Trustee or the Servicer, each in its sole discretion, may terminate any listing on any such securities exchange at any time subject to the notice requirements set forth in the preceding sentence.

         Section 3.02. Servicing Compensation. As full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive the Servicing Fee specified in any Supplement.

         Section 3.03. Representations, Warranties and Covenants of the Servicer. Citibank (South Dakota), as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, on each Closing Date (and on the date of any such appointment), the following representations, warranties and covenants:

                  (a) Organization and Good Standing. The Servicer is a national banking association or corporation validly existing under the applicable law of the jurisdiction of its organization or incorporation and has, in all material respects, full power and authority to own its properties and conduct its credit card business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and each Supplement.

                  (b) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables as required by this Agreement requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse affect on its ability to perform its obligations as Servicer under this Agreement.

                  (c) Due Authorization. The execution, delivery, and performance of this Agreement and each Supplement, and the other agreements and instruments executed or to be executed by the Servicer as contemplated hereby, have been duly authorized by the Servicer by all necessary action on the part of the Servicer.

                  (d) Binding Obligation. This Agreement and each Supplement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect.

                  (e) No Conflict. The execution and delivery of this Agreement and each Supplement by the Servicer, and the performance of the transactions contemplated by this Agreement and each Supplement and the fulfillment of the terms hereof and thereof applicable to the Servicer, will not conflict with or violate any Requirements of Law applicable to the Servicer or conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound.

                  (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any Governmental Authority seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Supplement or seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any Supplement.

                  (g) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Investor Certificateholders or any Series Enhancer.

                  (h) No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority.

                  (i) Protection of Certificateholders' Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of Certificateholders in any Receivable or the related Account or the rights of any Series Enhancer, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Credit Card Guidelines.

                  (j) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC) and if any Receivable is so evidenced it shall be reassigned or assigned to the Servicer as provided in this Section.

                  (k) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Agreement and each Supplement by the Servicer and the performance of the transactions contemplated by this Agreement and each Supplement by the Servicer, have been duly obtained, effected or given and are in full force and effect.

         In the event (x) any of the representations, warranties or covenants of the Servicer contained in paragraph (g), (h) or (i) with respect to any Receivable or the related Account is breached, and such breach has a material adverse effect on the Certificateholders' Interest in such Receivable (which determination shall be made without regard to whether funds are then available to any Investor Certificateholders pursuant to any Series Enhancement) and is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) of the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of notice of such event given by the Trustee, or (y) as provided in paragraph (j) with respect to any Receivable, all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to the Servicer on the terms and conditions set forth below.

         If Citibank (South Dakota) is the Servicer, such reassignment or assignment shall be accomplished in the manner set forth in Section 2.05(b) as if the reassigned or assigned Receivables were Ineligible Receivables (including the requirement, if applicable, to reduce the

Sellers' Participation Amount and the Sellers' Interest and the Floating Allocation Percentage and the Principal Allocation Percentage applicable to any Series and to make deposits into the Collection Account) and any amounts deposited into the Collection Account in connection with such reassignment or assignment pursuant to this Section shall be considered a Transfer Deposit Amount and shall be applied in accordance with Article IV and the terms of each Supplement. If Citibank (South Dakota) is not the Servicer, the Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds on the Transfer Date following the Due Period in which such assignment obligation arises in an amount equal to the amount of such Receivables.

         Upon each such reassignment or assignment to the Servicer, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Trust in and to such Receivables, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section. The obligation of the Servicer to accept reassignment or assignment of such Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of Certificateholders) or any Series Enhancer, except as provided in Section 8.04.

         Section 3.04. Reports and Records for the Trustee. (a) Daily Records. On each Business Day, the Servicer shall make or cause to be made available at the office of the Servicer for inspection by the Trustee upon request a record setting forth (i) the Collections in respect of Principal Receivables and in respect of Finance Charge Receivables processed by the Servicer on the second preceding Business Day in respect of each Account and (ii) the amount of Receivables as of the close of business on the second preceding Business Day in each Account. The Servicer shall, at all times, maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified and shall make available to the Trustee at the office of the Servicer on any Business Day any computer programs necessary to make such identification.

         (b) Monthly Servicer's Certificate. Not later than the fourth Business Day preceding each Distribution Date, the Servicer shall, with respect to each outstanding Series, deliver to the Trustee, the Paying Agent, each Rating Agency and each Series Enhancer a certificate of a Servicing Officer in substantially the form set forth in the related Supplement.

         Section 3.05. Annual Certificate of Servicer. The Servicer shall deliver to the Trustee, each Rating Agency and each Series Enhancer on or before March 31 of each calendar year, beginning with March 31, 1992, an Officer's Certificate substantially in the form of Exhibit D.

         Section 3.06. Annual Servicing Report of Independent Public Accountants; Copies of Reports Available. (a) On or before March 31 of each calendar year, beginning with March 31,

1992, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Sellers) to furnish a report (addressed to the Trustee) to the Trustee, the Servicer, each Rating Agency and each Series Enhancer to the effect that they have examined certain documents and records relating to the servicing of Accounts under this Agreement and each Supplement, compared the information contained in the Servicer's certificates delivered pursuant to Section 3.04(b) during the period covered by such report with such documents and records and that, on the basis of such examination, such accountants are of the opinion that the servicing has been conducted in compliance with the terms and conditions as set forth in Articles III and Article IV and Section 8.08 of this Agreement and the applicable provisions of each Supplement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.

         (b) On or before March 31 of each calendar year, beginning with March 31, 1992, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or Sellers) to furnish a report to the Trustee, the Servicer, each Rating Agency and each Series Enhancer to the effect that they have compared the mathematical calculations of each amount set forth in the Servicer's certificates delivered pursuant to Section 3.04(b) during the period covered by such report with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.

         (c) A copy of each certificate and report provided pursuant to Section 3.04(b), 3.05 or 3.06 may be obtained by any Investor Certificateholder or Certificate Owner by a request to the Trustee addressed to the Corporate Trust Office.

         Section 3.07. Tax Treatment. Notwithstanding anything in this Agreement to the contrary, the Sellers have entered into this Agreement, and the Certificates will be issued, with the intention that, for Federal, state and local income and franchise tax purposes only, the Investor Certificates will qualify as indebtedness of the Sellers secured by the Receivables. The Sellers, by entering into this Agreement, and each Certificateholder, by the acceptance of its Certificate (and each Certificate Owner, by its acceptance of an interest in the applicable Certificate), agree to treat the Investor Certificates for Federal, state and local income and franchise tax purposes as indebtedness of the Sellers.

         Section 3.08. Notices to Citibank (South Dakota). In the event that Citibank (South Dakota) is no longer acting as Servicer, any Successor Servicer shall deliver to Citibank (South Dakota) each certificate and report required to be provided thereafter pursuant to Section 3.04(b), 3.05 or 3.06.

         Section 3.09. Adjustments. (a) If the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to a cardholder, because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, or because the Servicer charges off as uncollectible Small Balances, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of Principal Receivables used to calculate the Sellers' Participation Amount, the Sellers' Interest and the Floating Allocation Percentage and the Principal Allocation Percentage applicable to any Series will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Sellers' Participation Amount, the Sellers' Interest and the Floating Allocation Percentage and the Principal Allocation Percentage applicable to any Series will be reduced by the amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in Section 2.07(b) was breached. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Due Period in which such adjustment obligation arises. In the event that, following the exclusion of such Principal Receivables from the calculation of the Sellers' Participation Amount, the Sellers' Participation Amount would be a negative number, not later than 12:00 noon, New York City time, on the Distribution Date following the Due Period in which such adjustment obligation arises, the Sellers shall make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Sellers' Participation Amount would be below zero (up to the amount of such Principal Receivables). In the event that at the time of the adjustment of any Receivable the Invested Amount for any outstanding Series is less than the unpaid principal amount of the Investor Certificates of such Series, not later than 12:00 noon, New York City time, on the Distribution Date following the Due Period in which such adjustment obligation arises, the Sellers will make a deposit into the Collection Account in immediately available funds in an amount equal to the lesser of (i) the excess of the portion of such adjusted Receivable which is a Principal Receivable over the amount to be deposited into the Collection Account pursuant to the immediately preceding sentence and (ii) the excess of the aggregate unpaid principal amount of all Investor Certificates over the aggregate Invested Amounts for all outstanding Series. Any amount deposited into the Collection Account in connection with the adjustment of a Receivable shall be considered an Adjustment Payment and shall be applied in accordance with Article IV and the terms of each Supplement.

         (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, no adjustments shall be made pursuant to this paragraph that will change any amount previously reported pursuant to Section 3.04(b).

                                   ARTICLE IV

                        RIGHTS OF CERTIFICATEHOLDERS AND
                    ALLOCATION AND APPLICATION OF COLLECTIONS

         Section 4.01. Rights of Certificateholders. The Investor Certificates shall represent fractional undivided interests in the Trust, which, with respect to each Series, shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Investor Certificateholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in the Collection Account allocable to Certificateholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in any related Series Account and funds available pursuant to any related Series Enhancement (collectively, with respect to all Series, the "Certificateholders' Interest"), it being understood that the Investor Certificates of any Series or Class shall not represent any interest in any Series Account or Series Enhancement for the benefit of any other Series or Class. The Sellers' Certificates shall represent the ownership interest in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Investor Certificateholders' Interest, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in any Supplement to be paid to the Sellers on behalf of all holders of the Sellers' Certificates (the "Sellers' Interest"); provided, however, that the Sellers' Certificates shall not represent any interest in the Collection Account, any Series Account or any Series Enhancement, except as specifically provided in this Agreement or any Supplement.

         Section 4.02. Establishment of Collection Account. The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders (the "Collection Account"). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account for any amount owed to it by the Trustee, the Trust, any Certificateholder or any Series Enhancer. If, at any time, the Collection Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Collection Account meeting the conditions specified above, transfer any cash and/or any investments to such new Collection Account and from the date such new Collection Account is established, it shall be the "Collection Account".

         Unless otherwise agreed by each Rating Agency, if at any time neither Citibank (South Dakota) nor any other affiliate of Citicorp is the Servicer, the Collection Account will be moved from Citibank (South Dakota) if then maintained there.

         Funds on deposit in the Collection Account (other than investment earnings and amounts deposited pursuant to Sections 2.06, 9.02, 10.01 or 12.02) shall at the direction of the Servicer be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Certificateholders. Investments of funds representing Collections collected during any Due Period shall be invested in Eligible Investments that will mature so that funds will be available at the close of business on the Transfer Date following such Due Period in amounts sufficient to make the required distributions on the following Distribution Date. Funds deposited in the Collection Account on a Transfer Date with respect to the next following Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be paid to the Sellers, except as otherwise specified in any Supplement.

         Section 4.03. Collections and Allocations. (a) The Servicer will apply or will instruct the Trustee to apply all funds on deposit in the Collection Account as described in this Article IV and in each Supplement. Except as otherwise provided below, the Servicer shall deposit Collections into the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following the Date of Processing. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, for so long as Citibank (South Dakota) remains the Servicer and maintains a certificate of deposit rating of A-1 or better by Standard & Poor's and P-1 by Moody's, and for five Business Days following any reduction or withdrawal of either such rating, the Servicer need not make the daily deposits of Collections into the Collection Account as provided in the preceding sentence, but may make a single deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the Distribution Date. Subject to the first proviso in
Section 4.04, but notwithstanding anything else in this Agreement to the contrary, with respect to any Due Period, whether the Servicer is required to make deposits of Collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on or prior to the related Distribution Date to Investor Certificateholders or to any Series Enhancer pursuant to the terms of any Supplement or Enhancement Agreement and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

         (b) Collections of Finance Charge Receivables and Principal Receivables and Defaulted Receivables and Miscellaneous Payments will be allocated to each Series on the basis of such Series' Series Allocable Finance Charge Collections, Series Allocable Principal Collections, Series Allocable Defaulted Amount and Series Allocable Miscellaneous Payments and amounts so allocated to any Series will not, except as specified in the related Supplement, be available to the Investor Certificateholders of any other Series. Allocations thereof between the Certificateholders' Interest and the Sellers' Interest, among the Series in any Group and among the Classes in any Series shall be set forth in the related Supplement or Supplements.

         Section 4.04. Unallocated Principal Collections. On each Distribution Date, (a) the Servicer shall allocate Excess Principal Collections (as described below) to each Series as set forth in the related Supplement and (b) the Servicer shall withdraw from the Collection Account and pay to the Sellers (i) an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Principal Receivables which the related Supplements specify are to be treated as "Excess Principal Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Series which the related Supplements specify are "Principal Shortfalls" for such Distribution Date and, without duplication, (ii) the aggregate amount for all outstanding Series of that portion of Series Allocable Principal Collections which the related Supplements specify are to be allocated and paid to the Sellers with respect to such Distribution Date; provided, however, that, in the case of clauses (i) and (ii), such amounts shall be paid to the Sellers only if the Sellers' Participation Amount for such Distribution Date (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds zero. The amount held in the Collection Account as a result of the proviso in the preceding sentence ("Unallocated Principal Collections") shall be paid to the Sellers at the time the Sellers' Participation Amount exceeds zero; provided, however, that any Unallocated Principal Collections on deposit in the Collection Account at any time during which any Series is in its Accumulation Period, amortization period or Early Amortization Period shall be deemed to be "Miscellaneous Payments" and shall be allocated and distributed in accordance with Section 4.03 and the terms of each Supplement.

         Section 4.05. Additional Withdrawals from the Collection Account. On or before the Determination Date with respect to any Due Period, the Servicer shall determine the amounts payable to any Account Owner with respect to such Due Period under the applicable Receivables Purchase Agreement in respect of amounts on deposit in the Collection Account that were not transferred to the Trust hereunder, and the Servicer shall withdraw such amounts from the Collection Account and pay such amounts to such Account Owner. Amounts paid by or on behalf of any Obligor with respect to any Account will be attributed first to Excluded Receivables to the extent applicable to such Account, and then to Receivables.


                                    ARTICLE V

                          DISTRIBUTIONS AND REPORTS TO
                               CERTIFICATEHOLDERS

         Distributions shall be made to, and reports shall be provided to, Certificateholders as set forth in the applicable Supplement.


                                   ARTICLE VI

                                THE CERTIFICATES

         Section 6.01. The Certificates. The Investor Certificates of any Series or Class may be issued in bearer form ("Bearer Certificates") with attached interest coupons and a special coupon (collectively, the "Coupons") or in fully registered form ("Registered Certificates") and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. The Bank Certificate will be issued in registered form, substantially in the form of

Exhibit A, and shall upon issue, be executed and delivered by the Banks to the Trustee for authentication and redelivery as provided in Section 6.02. Except as otherwise provided in any Supplement, Bearer Certificates shall be issued in minimum denominations of $5,000, $50,000 and $100,000 and Registered Certificates shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. If specified in any Supplement, the Investor Certificates of any Series or Class shall be issued upon initial issuance as a single certificate evidencing the aggregate original principal amount of such Series or Class as described in Section 6.13. The Bank Certificate shall be a single certificate and shall initially represent the entire Sellers' Interest. Each Certificate shall be executed by manual or facsimile signature on behalf of each of the Banks by its respective President or any Vice President. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of one of the Banks shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Bearer Certificates shall be dated the Series Issuance Date. All Registered Certificates and Sellers' Certificates shall be dated the date of their authentication.

         Section 6.02. Authentication of Certificates. The Trustee shall authenticate and deliver the Investor Certificates of each Series and Class that are issued upon original issuance to or upon the order of the Sellers against payment to the Sellers of the purchase price therefor. The Trustee shall authenticate and deliver the Bank Certificate to the Sellers simultaneously with its delivery of the Investor Certificates of the first Series to be issued hereunder. If specified in the related Supplement for any Series or Class, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof.

         Section 6.03. New Issuances. (a) The Sellers may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates. The Investor Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement.

         (b) On or before the Series Issuance Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. The obligation of the Trustee to issue the Investor Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

                  (i) on or before the fifth Business Day immediately preceding the Series Issuance Date, the Sellers shall have given the Trustee, the Servicer, each Rating Agency and each Series Enhancer notice of such issuance and the Series Issuance Date;

                  (ii) the Sellers shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party hereto other than the Trustee;

                  (iii) the Sellers shall have delivered to the Trustee any related Enhancement Agreement executed by each of the parties thereto, other than the Trustee;

                  (iv) the Rating Agency Condition shall have been satisfied with respect to such issuance;

                  (v) such issuance will not result in the occurrence of an Amortization Event and the Sellers shall have delivered to the Trustee and any Series Enhancer a certificate of a Vice President or more senior officer, dated the Series Issuance Date, to the effect that such Seller reasonably believes that such issuance will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future;

                  (vi) the Sellers shall have delivered to the Trustee, each Rating Agency and each Series Enhancer a Tax Opinion, dated the Series Issuance Date, with respect to such issuance; and

                  (vii) the Banks' Interest shall not be less than 2% of the total amount of Principal Receivables, in each case as of the Series Issuance Date, and after giving effect to such issuance.

Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and issue to the Banks the Investor Certificates of such Series for execution and redelivery to the Trustee for authentication.

         (c) The Banks may surrender the Bank Certificate to the Trustee in exchange for a newly issued Bank Certificate and a second certificate (a "Supplemental Certificate"), the terms of which shall be defined in a supplement to this Agreement (which supplement shall be subject to Section 13.01 to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Banks (or the holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

                  (i) the Banks' Interest shall not be less than 2% of the total amount of Principal Receivables, in each case as of the date of, and after giving effect to, such exchange;

                  (ii) the Rating Agency Condition shall have been satisfied with respect such exchange (or transfer or exchange as provided below); and

                  (iii) the Sellers shall have delivered to the Trustee, each Rating Agency and each Series Enhancer a Tax Opinion, dated the date of such exchange (or transfer or exchange as provided below), with respect thereto.

The Bank Certificate will at all times be beneficially owned by Citibank (South Dakota) and Citibank (Nevada). Any Supplemental Certificate may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (ii) and (iii) above. The conditions set forth above shall also apply to the designation of an Additional Seller pursuant to Section 2.09(f).

         Section 6.04. Registration of Transfer and Exchange of Certificates.
(a) The Trustee shall cause to be kept at the office or agency to be maintained in accordance with the provisions of Section 11.16 a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") shall provide for the registration of the Registered Certificates and of transfers and exchanges of the Registered Certificates as herein provided. The Transfer Agent and Registrar shall initially be Citibank, N.A. and any co-transfer agent and co-registrar chosen by Citibank, N.A. and acceptable to the Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, a co- transfer agent and co-registrar in Luxembourg. So long as any Investor Certificates are outstanding, the Sellers shall maintain a co-transfer agent and co-registrar in New York City. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

         The Trustee may revoke such appointment and remove Citibank, N.A. as Transfer Agent and Registrar if the Trustee determines in its sole discretion that Citibank, N.A. failed to perform its obligations under this Agreement in any material respect. Citibank, N.A. shall be permitted to resign as Transfer Agent and Registrar upon 30 days' notice to the Sellers, the Trustee and the Servicer; provided, however, that such resignation shall not be effective and Citibank, N.A. shall continue to perform its duties as Transfer Agent and Registrar until the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Sellers.

         Subject to paragraph (c) below, upon surrender for registration of transfer of any Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, one or more new Registered Certificates (of the same Series and Class) in authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest shall be executed, authenticated and delivered, in the name of the designated transferee or transferees.

         At the option of a Registered Certificateholder, Registered Certificates (of the same Series and Class) may be exchanged for other Registered Certificates of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Registered Certificates to be exchanged at any such office or agency; Registered Certificates, including Registered Certificates received in exchange for Bearer Certificates, may not be exchanged for Bearer Certificates. At the option of the Holder of a Bearer Certificate, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer

Certificates or Registered Certificates (of the same Series and Class) of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section shall have attached thereto all unmatured Coupons; provided that any Bearer Certificate, so surrendered after the close of business on the Record Date preceding the relevant payment date or distribution date after the expected final payment date need not have attached the Coupon relating to such payment date or distribution date (in each case, as specified in the applicable Supplement).

         The preceding provisions of this Section notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer or exchange of any Certificate for a period of 15 days preceding the due date for any payment with respect to the Certificate.

         Whenever any Investor Certificates are so surrendered for exchange, the Sellers shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States) the Investor Certificates which the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Investor Certificateholder or the attorney-in-fact thereof duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.

         All Investor Certificates (together with any Coupons) surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Certificate upon its exchange in full for Definitive Euro-Certificates and shall deliver a certificate of destruction to the Sellers. Such certificate shall also state that a certificate or certificates of a Foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Euro-Certificates.

         The Sellers shall execute and deliver to the Trustee Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement, each Supplement and the Certificates.

         (b) The Transfer Agent and Registrar will maintain at its expense in each of the Borough of Manhattan, The City of New York, and, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange, Luxembourg, an office or agency where Investor Certificates may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States).

         (c)(i) Registration of transfer of Investor Certificates containing a legend to the effect set forth on Exhibit E-1 shall be effected only if such transfer (x) is made pursuant to an effective registration statement under the Act, or is exempt from the registration requirements under the Act, and (y) is made to a Person which is not an employee benefit plan, trust or account, including an individual retirement account, that is subject to ERISA or that is described in Section 4975(e)(1) of the Code or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"). In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Act, the transferor or the transferee shall deliver, at its expense, to the Sellers, the Servicer and the Trustee, an investment letter from the transferee, substantially in the form of the investment and ERISA representation letter attached hereto as Exhibit E-2, and no registration of transfer shall be made until such letter is so delivered.

         Investor Certificates issued upon registration or transfer of, or Investor Certificates issued in exchange for, Investor Certificates bearing the legend referred to above shall also bear such legend unless the Sellers, the Servicer, the Trustee and the Transfer Agent and Registrar receive an opinion of counsel, satisfactory to each of them, to the effect that such legend may be removed.

         Whenever an Investor Certificate containing the legend referred to above is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer and shall be entitled to receive instructions signed by a Servicing Officer prior to registering any such transfer. The Sellers hereby agree to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause (i).

         (ii) Registration of transfer of Investor Certificates containing a legend to the effect set forth on Exhibit E-3 shall be effected only if such transfer is made to a Person which is not a Benefit Plan. By accepting and holding any such Investor Certificate, an Investor Certificateholder shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in a Book-Entry Certificate, a Certificate Owner shall be deemed to have represented and warranted that it is not a Benefit Plan.

         (iii) If so requested by the Sellers, the Trustee will make available to any prospective purchaser of Investor Certificates who so requests, a copy of a letter provided to the Trustee by or on behalf of the Seller relating to the transferability of any Series or Class to a Benefit Plan.

         Section 6.05.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
(a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Sellers shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate fractional undivided interest. In connection with the issuance of any new Certificate under this Section, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 6.06. Persons Deemed Owners. The Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may (a) prior to due presentation of a Registered Certificate for registration of transfer, treat the Person in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever, and (b) treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever; and, in any such case, neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Investor Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by any of the Sellers, the Servicer, any other holder of a Sellers' Certificate or any Affiliate thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not any Seller, the Servicer, any other holder of a Sellers' Certificate or any Affiliate thereof.

         Section 6.07. Appointment of Paying Agent. The Paying Agent shall make distributions to Investor Certificateholders from the Collection Account or applicable Series Account pursuant to the provisions of the applicable Supplement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account or applicable Series Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement or any Supplement in any material respect. The Paying Agent shall initially be Citibank, N.A. and any co-paying agent chosen by Citibank, N.A. and acceptable to the Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another western European city. Citibank, N.A. shall be permitted to resign as Paying Agent upon 30 days' notice to the Trustee. In the event that Citibank, N.A. shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent. The Trustee shall cause each successor or additional Paying Agent to execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Investor Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 11.01, 11.02, 11.03 and
11.05 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         Section 6.08. Access to List of Registered Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent, within five business days after receipt by the Trustee of a request therefor, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Registered Certificateholders. If any Holder or group of Holders of Investor Certificates of any Series or all outstanding Series, as the case may be, evidencing not less than 10% of the aggregate unpaid principal amount of such Series or all outstanding Series, as applicable (the "Applicants"), apply to the Trustee, and such application states that the Applicants desire to communicate with other Investor Certificateholders with respect to their rights under this Agreement or any Supplement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Registered Certificateholders of such Series or all outstanding Series, as applicable, held by the Trustee, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request.

         Every Registered Certificateholder, by receiving and holding a Registered Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Registered Certificateholders hereunder, regardless of the sources from which such information was derived.

         Section 6.09. Authenticating Agent. (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Sellers and the Servicer. The initial authenticating agent shall be Citibank, N.A.

         (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or such authenticating agent. An authenticating agent may at any time resign by giving notice of resignation to the Trustee and to the Sellers. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Sellers. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Sellers, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Sellers. The Sellers agree to pay to each authenticating agent from time to time reasonable compensation for its services under this Section. The provisions of Sections 11.01, 11.02 and 11.03 shall be applicable to any authenticating agent.

         (c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

         This is one of the Certificates described in the Pooling and Servicing Agreement.


                          -----------------------------

                          -----------------------------
                             as Authenticating Agent
                                for the Trustee,

                          By __________________________
                               Authorized Officer

         Section 6.10. Book-Entry Certificates. Unless otherwise specified in the related Supplement for any Series or Class, the Investor Certificates, upon original issuance, shall be issued in the form of one or more typewritten Investor Certificates representing the Book-Entry Certificates, to be delivered to the Clearing Agency, by, or on behalf of, the Sellers. The Investor Certificates shall initially be registered on the Certificate Register in the name of the Clearing Agency or its nominee, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates ("Definitive Certificates") have been issued to the applicable Certificate Owners pursuant to Section 6.12 or as otherwise specified in any such Supplement:

                  (a) the provisions of this Section shall be in full force and effect;

                  (b) the Sellers, the Servicer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions) as the authorized representatives of the respective Certificate Owners;

                  (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control; and

                  (d) the rights of the respective Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.12, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the related Investor Certificates to such Clearing Agency Participants.

         For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Investor Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of Investor Certificates, such direction or consent may be given by Certificate Owners (acting through the Clearing Agency and the Clearing Agency Participants) owning Investor Certificates evidencing the requisite percentage of principal amount of Investor Certificates.

         Section 6.11. Notices to Clearing Agency. Whenever any notice or other communication is required to be given to Investor Certificateholders of any Series or Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the applicable Clearing Agency.

         Section 6.12. Definitive Certificates. If Book-Entry Certificates have been issued with respect to any Series or Class and (a) the Sellers advise the Trustee that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Series or Class and the Trustee or the Sellers are unable to locate a qualified successor, (b) the Sellers, at their option, advise the Trustee that they elect to terminate the book- entry system with respect to such Series or Class through the Clearing Agency or (c) after the occurrence of a Servicer Default, Certificate Owners of such Series or Class evidencing not less than 50% of the aggregate unpaid principal amount of such Series or Class advise the Trustee and the Clearing Agency through the Clearing Agency Participants that the continuation of a book- entry system with respect to the Investor Certificates of such Series or Class through the Clearing Agency is no longer in the best interests of the Certificate Owners with respect to such

Certificates, then the Trustee shall notify all Certificate Owners of such Certificates, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of any such Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Sellers nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Investor Certificateholders hereunder.

         Section 6.13. Global Certificate; Exchange Date. (a) If specified in the related Supplement for any Series or Class, the Investor Certificates will initially be issued in the form of a single temporary global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the entire aggregate principal amount of such Series or Class and substantially in the form set forth in the exhibit with respect thereto attached to the related Supplement. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged as described below for Bearer or Registered Certificates in definitive form (the "Definitive Euro-Certificates").

         (b) The Manager shall, upon its determination of the date of completion of the distribution of the Investor Certificates of such Series or Class, so advise the Trustee, the Sellers, the Common Depositary, and each Foreign Clearing Agency forthwith. Without unnecessary delay, but in any event not prior to the Exchange Date, the Banks will execute and deliver to the Trustee at its London office or its designated agent outside the United States definitive Bearer Certificates in an aggregate principal amount equal to the entire aggregate principal amount of such Series or Class. All Bearer Certificates so issued and delivered will have Coupons attached. The Global Certificate may be exchanged for an equal aggregate principal amount of Definitive Euro-Certificates only on or after the Exchange Date. A United States institutional investor may exchange the portion of the Global Certificate beneficially owned by it only for an equal aggregate principal amount of Registered Certificates bearing the applicable legend set forth in the form of Registered Certificate attached to the related Supplement and having a minimum denomination of $500,000, which may be in temporary form if the Sellers so elect. The Sellers may waive the $500,000 minimum denomination requirement if they so elect. Upon any demand for exchange for Definitive Euro-Certificates in accordance with this paragraph, the Sellers shall cause the Trustee to authenticate and deliver the Definitive Euro-Certificates to the Holder (x) outside the United States, in the case of Bearer Certificates, and (y) according to the instructions of the Holder, in the case of Registered Certificates, but in either case only upon presentation to the Trustee of a written statement substantially in the form of Exhibit G-1 with respect to the Global Certificate or portion thereof being exchanged signed by a Foreign Clearing Agency and dated on the Exchange Date or a subsequent date, to the effect that it has received in writing or by tested telex a certification substantially in the form of (i) in the case of beneficial ownership of the Global

Certificate or a portion thereof being exchanged by a United States institutional investor pursuant to the second preceding sentence, the certificate in the form of Exhibit G-2 signed by the Manager which sold the relevant Certificates or (ii) in all other cases, the certificate in the form of Exhibit G-3, the certificate referred to in this clause (ii) being dated on the earlier of the first actual payment of interest in respect of such Certificates and the date of the delivery of such Certificate in definitive form. Upon receipt of such certification, the Trustee shall cause the Global Certificate to be endorsed in accordance with paragraph (d) below. Any exchange as provided in this Section shall be made free of charge to the holders and the beneficial owners of the Global Certificate and to the beneficial owners of the Definitive Euro-Certificates issued in exchange, except that a person receiving Definitive Euro-Certificates must bear the cost of insurance, postage, transportation and the like in the event that such person does not receive such Definitive Euro-Certificates in person at the offices of a Foreign Clearing Agency.

         (c) The delivery to the Trustee by a Foreign Clearing Agency of any written statement referred to above may be relied upon by the Sellers and the Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such Foreign Clearing Agency pursuant to the terms of this Agreement.

         (d) Upon any such exchange of all or a portion of the Global Certificate for a Definitive Euro-Certificate or Certificates, such Global Certificate shall be endorsed by or on behalf of the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Definitive Euro-Certificate or Certificates. Until so exchanged in full, such Global Certificate shall in all respects be entitled to the same benefits under this Agreement as Definitive Euro-Certificates authenticated and delivered hereunder except that the beneficial owners of such Global Certificate shall not be entitled to receive payments of interest on the Certificates until they have exchanged their beneficial interests in such Global Certificate for Definitive Euro-Certificates.

         Section 6.14. Meetings of Certificateholders. (a) If at the time any Bearer Certificates are issued and outstanding with respect to any Series or Class to which any meeting described below relates, the Servicer or the Trustee may at any time call a meeting of Investor Certificateholders of any Series or Class or of all Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of any covenant or condition set forth in, this Agreement, any Supplement or the Investor Certificates or of taking any other action permitted to be taken by Investor Certificateholders hereunder or under any Supplement. Notice of any meeting of Investor Certificateholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 13.05, the first mailing and publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Investor Certificateholders a person shall be (i) a Holder of one or more Investor Certificates of the applicable Series or Class or (ii) a person appointed by an instrument in writing as proxy by the Holder of one or more such Investor Certificates. The only persons who shall be entitled to be present or to speak at any meeting of Investor Certificateholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Sellers, the Servicer and the Trustee and their respective counsel.

         (b) At a meeting of Investor Certificateholders, persons entitled to vote Investor Certificates evidencing a majority of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than 10 days; in the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote Investor Certificates evidencing at least 25% of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding applicable Investor Certificates which shall constitute a quorum.

         (c) Any Investor Certificateholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Investor Certificateholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of Section 13.01, any resolution passed or decision taken at any meeting of Investor Certificateholders duly held in accordance with this Section shall be binding on all Investor Certificateholders whether or not present or represented at the meeting.

         (d) The holding of Bearer Certificates shall be proved by the production of such Bearer Certificates or by a certificate, satisfactory to the Servicer, executed by any bank, trust company or recognized securities dealer, wherever situated, satisfactory to the Servicer. Each such certificate shall be dated and shall state that on the date thereof a Bearer Certificate bearing a specified serial number was deposited with or exhibited to such bank, trust company or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Certificates specified therein. The holding by the person named in any such certificate of any Bearer Certificate specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Bearer Certificate shall be produced, (ii) the Bearer Certificate specified in such certificate shall be produced by some other person or (iii) the Bearer Certificate specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the person executing the proxy guaranteed by any bank, trust company or recognized securities dealer satisfactory to the Trustee.

         (e) The Trustee shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of Investor Certificates evidencing a majority of the aggregate unpaid principal amount of Investor Certificates of the applicable Series or Class or all outstanding Series, as the case may be, represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Investor Certificate challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as an Investor Certificateholder or proxy. Any meeting of Investor Certificateholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

         (f) The vote upon any resolution submitted to any meeting of Investor Certificateholders shall be by written ballot on which shall be subscribed the signatures of Investor Certificateholders or proxies and on which shall be inscribed the serial number or numbers of the Investor Certificates held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Investor Certificateholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Servicer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                                   ARTICLE VII

                      OTHER MATTERS RELATING TO THE SELLERS

         Section 7.01. Liability of the Sellers. The Sellers (including any Additional Sellers) shall be jointly and severally liable for all obligations, covenants, representations and warranties of the Sellers arising under or related to this Agreement or any Supplement. Except as provided in the preceding sentence, the Sellers shall be liable only to the extent of the obligations specifically undertaken by them in their capacities as Sellers. Each other Seller hereby authorizes and empowers Citibank (South Dakota) to execute and deliver, on behalf of such Seller, as attorney- in-fact or otherwise, all documents and other instruments required or permitted to be delivered by such Seller under this Agreement or any Supplement, and to do and accomplish all other acts and things required or permitted to be done or accomplished by such Seller hereunder or thereunder.

         Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of, the Sellers. (a) None of the Sellers shall consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:

                  (i)(x) the corporation formed by such consolidation or into which such Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of such Seller substantially as an entirety shall be, if such Seller is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a savings and loan association, a national banking association, a bank or other entity which is not subject to Title 11 of the United States Code and, if such Seller is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of such Seller hereunder, including its obligations under Section 7.04; and (y) such Seller has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect, and that all conditions precedent herein provided for relating to such transaction have been complied with;

                  (ii) the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer; and

            (iii) the Sellers shall have delivered to the Trustee, each Rating Agency and each Series Enhancer, a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto.

         (b) The obligations of the Sellers hereunder shall not be assignable nor shall any Person succeed to the obligations of the Sellers hereunder except in each case in accordance with the provisions of the foregoing paragraph.

         Section 7.03. Limitations on Liability of the Sellers. Subject to Sections 7.01 and 7.04, none of the Sellers nor any of the directors, officers, employees or agents of any of the Sellers acting in their capacities as Sellers shall be under any liability to the Trust, the Trustee, the Certificateholders, any Series Enhancer or any other Person for any action taken or for refraining from the taking of any action in good faith in their capacities as Sellers pursuant to this Agreement; provided, however, that this provision shall not protect any Seller or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Sellers and any director, officer, employee or agent of any of the Sellers may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Sellers) respecting any matters arising hereunder.

         Section 7.04. Liabilities. Notwithstanding Section 7.03 (and notwithstanding Sections 8.03 and 8.04), by entering into this Agreement, the Sellers agree to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those incurred by an Investor Certificateholder in the capacity of an investor in the Investor Certificates) arising out of or based on the arrangement created by this Agreement and the actions of the Servicer taken pursuant hereto as though this Agreement created a partnership under the New York Uniform Partnership Act in which the Sellers were general partners. The Sellers agree to pay, indemnify and hold harmless each Investor Certificateholder against and from any and all such losses, claims, damages and liabilities except to the extent that they arise from any action by such Investor Certificateholder. In the event of a Service Transfer, the Successor Servicer will indemnify and hold harmless the Sellers against and from any losses, claims, damages and liabilities of the Sellers as described in this Section arising from the actions or omissions of such Successor Servicer.


                                  ARTICLE VIII

                     OTHER MATTERS RELATING TO THE SERVICER

         Section 8.01. Liability of the Servicer. The Servicer shall be liable under this Article only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

         Section 8.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                  (a)(i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a savings and loan association, a national banking association, a bank or other entity which is not subject to Title 11 of the United States Code and, if the Servicer is not the surviving entity, such corporation shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder;

             (ii) the Servicer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with;

                  (b) the Rating Agency Condition shall have been satisfied with respect to such assignment and succession; and

                  (c) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an Eligible Servicer.

         Section 8.03. Limitation on Liability of the Servicer and Others. Except as provided in Section 8.04, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer in its capacity as Servicer shall be under any liability to the Trust, the Trustee, the Certificateholders, any Series Enhancer or any other person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Certificateholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.

         Section 8.04. Servicer Indemnification of the Trust and the Trustee. The Servicer shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the Servicer with respect to the Trust pursuant to this Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim. Indemnification pursuant to this Section shall not be payable from the Trust Assets.

         Section 8.05. The Servicer Not To Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law or (b) upon the assumption, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, of the obligations and duties of the Servicer hereunder by any of its Affiliates that is a direct or indirect wholly owned subsidiary of Citicorp and that qualifies as an Eligible Servicer. Any determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02 hereof. If within 120 days of the date of the determination that the Servicer may no longer act as Servicer under clause (a) above the Trustee is unable to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of "VISA" and "MasterCard" credit card accounts as the Successor Servicer hereunder. The Trustee shall give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer.

         Section 8.06. Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of Certificateholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's normal security and confidentiality procedures and (d) at reasonably accessible offices in the continental United States designated by the Servicer. Nothing in this Section shall derogate from the obligation of the Sellers, the Trustee and the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         Section 8.07. Delegation of Duties. In the ordinary course of business, the Servicer may at any time delegate its duties hereunder with respect to the Accounts and the Receivables to any of its Affiliates that agrees to conduct such duties in accordance with the Credit Card Guidelines and this Agreement. Such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.05.

         Section 8.08. Examination of Records. The Sellers and the Servicer shall indicate generally in their computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trustee, on behalf of the Trust, pursuant to this Agreement for the benefit of the Certificateholders. The Sellers and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.


                                   ARTICLE IX

                               AMORTIZATION EVENTS

         Section 9.01. Amortization Events. If any one of the following events shall occur:

                  (a) failure on the part of the Sellers (i) to make any payment or deposit required by the terms of this Agreement or any Supplement on or before the date occurring five Business Days after the date such payment or deposit is required to be made, or (ii) duly to observe or perform any other covenants or agreements of the Sellers set forth in this Agreement or any Supplement, which failure has a material adverse effect on the Investor Certificateholders of any Series and which continues unremedied for a period of 60 days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Sellers by the Trustee, or to the Sellers and the Trustee by an Investor Certificateholder;

                  (b) any representation or warranty made by the Sellers in this Agreement or any Supplement or any information to identify the Accounts required to be delivered by the Sellers pursuant to Section 2.01 or
         2.09 (i) shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Sellers by the Trustee, or to the Sellers and the Trustee by an Investor Certificateholder, and (ii) as a result of such incorrectness the interests of the Investor Certificateholders of any Series are materially and adversely affected; provided, however, that an Amortization Event shall not be deemed to have occurred under this paragraph if the Sellers have repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of this Agreement;

                  (c) any of the Sellers shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Seller or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Seller; or any of the Sellers shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (any such act or occurrence being an "Insolvency Event");

                  (d) the Trust shall become an "investment company" within the meaning of the Investment Company Act;

                  (e) a failure by the Sellers to convey Receivables in Additional Accounts or Participation Interests to the Trust within five Business Days after the day on which they are required to convey such Receivables or Participation Interests pursuant to Section 2.09(a);

                  (f) a Servicer Default shall occur; or

                  (g) a Transfer Restriction Event shall occur;

then, in the case of any event described in paragraph (a), (b) or (f), either the Trustee or the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of any Series of Investor Certificates to which such event relates by notice then given to the Sellers and the Servicer (and to the Trustee if given by the Investor Certificateholders) may declare that an amortization event (an "Amortization Event") has occurred with respect to such Series as of the date of such notice, and, in the case of any event described in paragraph (c), (d), (e) or (g), subject to applicable law, an Amortization Event shall occur with respect to all outstanding Series without any notice or other action on the part of the Trustee or the Certificateholders immediately upon the occurrence of such event.

         Section 9.02. Additional Rights upon the Occurrence of Certain Events.
(a) If an Insolvency Event occurs with respect to any of the Sellers or any of the Sellers violates Section 2.07(c) for any reason, the Sellers shall on the day any such Insolvency Event or violation occurs (the "Appointment Date"), immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be a part of the Trust. Within 15 days of the Appointment Date, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event or violation has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables on commercially reasonable terms and in a commercially reasonable manner and (ii) give notice to Investor Certificateholders describing the provisions of this Section and requesting instructions from such Holders. Unless the Trustee shall have received instructions within 90 days from the date notice pursuant to clause (i) above is first published from (x) Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or, with respect to any Series with two or more Classes, of each Class, to the effect that such Investor Certificateholders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event or violation, and (y) each of the Sellers (other than the Seller that is the subject of such Insolvency Event or violation), including any Additional Seller, any holder of a Supplemental Certificate and any permitted assignee or successor under Section 7.02, to such effect, the Trustee shall promptly sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.01 and 9.02 shall not be deemed to be mutually exclusive.

         (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to paragraph (a) ("Insolvency Proceeds") shall be immediately deposited in the Collection Account. The Trustee shall determine conclusively the amount of the Insolvency Proceeds which are deemed to be Finance Charge Receivables and Principal Receivables. The Insolvency Proceeds shall be allocated and distributed to Investor Certificateholders in accordance with Article IV and the terms of each Supplement and the Trust shall terminate immediately thereafter.

                                    ARTICLE X

                                SERVICER DEFAULTS

         Section 10.01. Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:

                  (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit on or before the date occurring five Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement or any Supplement;

                  (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement which has a material adverse effect on the Investor Certificateholders of any Series (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which continues unremedied for a period of 60 days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders of Investor Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such failure that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such failure relates); or the Servicer shall assign or delegate its duties under this Agreement, except as permitted by Sections 8.02 and 8.07;

                  (c) any representation, warranty or certification made by the Servicer in this Agreement or any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Investor Certificateholders of any Series (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which material adverse effect continues for a period of 60 days after the date on which notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such representation, warranty or certification that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such representation, warranty or certification relates); or

                  (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates, by notice then given to the Servicer (and to the Trustee and any Series Enhancement if given by the Investor Certificateholders) (a "Termination Notice"), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement and in and to the Receivables and the proceeds thereof; provided, however, if within 60 days of receipt of a Termination Notice the Trustee does not receive any bids from Eligible Servicers in accordance with Section 10.02(c) to act as a Successor Servicer and receives an Officer's Certificate of the Sellers to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Trustee shall grant a right of first refusal to the Sellers which would permit the Sellers at their option to purchase the Certificateholders' Interest on the Distribution Date in the next calendar month. The purchase price for the Certificateholders' Interest shall be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. The Sellers shall notify the Trustee prior to the Record Date for the Distribution Date of the purchase if they are exercising such right of first refusal. If they exercise such right of first refusal, the Sellers shall (x) deliver to the Trustee an Opinion of Counsel (which must be an independent outside counsel) to the effect that, in reliance on certain certificates to the effect that the Receivables constitute fair value for consideration paid therefor and as to the solvency of the Sellers, the purchase would not be considered a fraudulent conveyance and (y) deposit the purchase price into the Collection Account not later than 12:00 noon, New York City time, on such Distribution Date in immediately available funds. The purchase price shall be allocated and distributed to Investor Certificateholders in accordance with Article IV and the terms of each Supplement.

         After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer is appointed by the Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer (a "Service Transfer"); and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney- in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer. The Servicer shall within 20 Business Days transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest.

         Notwithstanding the foregoing, a delay in or failure of performance referred to in paragraph (a) above for a period of 10 Business Days after the applicable grace period or under paragraph (b) or (c) above for a period of 60 Business Days after the applicable grace period, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, the Sellers, any Series Enhancer and the Investor Certificateholders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

         Section 10.02. Trustee To Act; Appointment of Successor. (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee or until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an Affiliate or agent in accordance with Section 3.01(b) and 8.07. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of "VISA" and "MasterCard" credit card receivables as the Successor Servicer hereunder. The Trustee shall give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer.

         (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

         Notwithstanding the foregoing, any provision of this Agreement which requires the Servicer to make a deposit into the Collection Account not later than 12:00 noon, New York City time, on a Distribution Date shall be deemed to require a Successor Servicer to make such deposit into the Collection Account on the Transfer Date immediately preceding such Distribution Date.

         (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series plus any amounts payable to the Sellers or the Servicer pursuant to the terms of any Enhancement Agreement; provided, however, that the Sellers shall be responsible for payment of the Sellers' portion of such aggregate Servicing Fees and all other amounts in excess of such aggregate Servicing Fees and that no such monthly compensation paid out of Collections shall be in excess of such aggregate Servicing Fees. Each holder of any of the Sellers' Certificates agrees that, if Citibank (South Dakota) (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that the Sellers are entitled to receive pursuant to this Agreement or any Supplement shall be reduced by an amount sufficient to pay the Sellers' share of the compensation of the Successor Servicer.

         (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01, and shall pass to and be vested in the Sellers and, without limitation, the Sellers are hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Sellers in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing of the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to Citibank (South Dakota) or its designee in such electronic form as it may reasonably request and shall transfer all other records, correspondence and documents to it in the manner and at such times as it shall reasonably request. To the extent that compliance with this Section shall require the Successor Servicer to disclose to Citibank (South Dakota) information of any kind which the Successor Servicer deems to be confidential, Citibank (South Dakota) shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

         Section 10.03. Notification to Certificateholders. Within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give notice thereof to the Trustee, each Rating Agency and each Series Enhancer and the Trustee shall give notice to the Investor Certificateholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article, the Trustee shall give prompt notice thereof to the Investor Certificateholders.

                                   ARTICLE XI

                                   THE TRUSTEE

         Section 11.01. Duties of Trustee. (a) The Trustee, prior to the occurrence of a Servicer Default of which it has actual knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Default to the actual knowledge of the Trustee has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement. The Trustee shall give prompt notice to the Investor Certificateholders of any material lack of conformity of any such instrument to the applicable requirements of this Agreement discovered by the Trustee which would entitle a specified percentage of Investor Certificateholders to take any action pursuant to this Agreement.

         (c) Subject to paragraph (a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

             (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such action that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such action relates) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in Section 10.01(a) or (b) unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives notice of such failure from the Servicer or any Holders of Investor Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such failure that does not relate to all Series, 10% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such failure relates).

         (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

         (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no actions reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

         (f) Except as expressly provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust including by (i) accepting any substitute obligation for a Receivable initially assigned to the Trust under
Section 2.01 or 2.09, (ii) adding any other investment, obligation or security to the Trust or (iii) withdrawing from the Trust any Receivables.

         (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required.

         (h) If any of the Sellers has agreed to transfer any of its credit card receivables (other than the Receivables) to another Person, then upon the request of such Seller, the Trustee will enter into such intercreditor agreements (which shall be in form and substance satisfactory to the Trustee) with the transferee of such receivables as are customary and necessary to separately identify the rights of the Trust and such other Person in such Seller's credit card receivables; provided, however, that the Trustee shall not be required to enter into any intercreditor agreement which could adversely affect the interests of the Investor Certificateholders or the Trustee and, upon the request of the Trustee, such Seller will deliver an Opinion of Counsel on any matters reasonably requested by the Trustee relating to such intercreditor agreement. The Servicer will give the Rating Agencies notice thereof five Business Days prior to the Trustee entering into any such intercreditor agreement.

         Section 11.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

                  (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

                  (b) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of a Servicer Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine, unless requested so to do by Holders of Investor Certificates evidencing more than 25% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such matters that do not relate to all Series, 25% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such matters relate);

                  (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder; and

                  (g) except as may be required by Section 11.01(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Sellers with their representations and warranties or for any other purpose.

         Section 11.03. Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or any Supplement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Sellers of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Sellers in respect of the Receivables or deposited in or withdrawn from the Collection Account, any Series Accounts or any other accounts hereafter established to effectuate the transactions contemplated by this Agreement and in accordance with the terms of this Agreement.

         Section 11.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

         Section 11.05. The Servicer To Pay Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Enhancement Agreement (including the reasonable fees and expenses of its agents, any co-trustee and counsel) except any such expense, disbursement or advance as may arise from its negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.02, the provision of this Section shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer, which shall be paid out of the Servicing Fee. The Servicer's covenant to pay the expenses, disbursements and advances provided for in this Section shall survive the termination of this Agreement.

         Section 11.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State thereof authorized under such laws to exercise corporate trust powers, have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by Federal or State authority and maintain any credit or deposit rating required by any Rating Agency. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in this Section.

         Section 11.07. Resignation or Removal of Trustee. (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving notice thereof to the Sellers and the Servicer. Upon receiving such notice of resignation, the Sellers shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 and shall fail to resign after request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

         (c) Any resignation or removal of the Trustee and appointment of successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08.

         Section 11.08. Successor Trustee. (a) Any successor trustee appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Sellers, to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver, at the expense of the Servicer, to the successor trustee all documents or copies thereof and statements held by it hereunder; and the Sellers and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section, such successor trustee shall provide notice of such succession hereunder to all Investor Certificateholders and the Servicer shall provide such notice to each Rating Agency and each Series Enhancer.

         Section 11.09. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 11.10. Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.08.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co- trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as Successor Servicer), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

             (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

            (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

         (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 11.11. Tax Returns. In the event the Trust shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared such tax returns and shall provide such tax returns to the Trustee for signature at least five days before such tax returns are due to be filed. The Servicer, in accordance with the terms of each Supplement, shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Investor Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Investor Certificateholders. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns.

         Section 11.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

         Section 11.13. Suits for Enforcement. (a) If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 11.01 and 11.14, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

         (b) If the FDIC, the RTC or any equivalent governmental agency or instrumentality or any designee of any of them shall have been appointed as receiver, conservator, assignee, trustee in bankruptcy or reorganization, liquidator, sequestrator or custodian with respect to any Seller (the "receiver"), the Trustee shall, irrespective of whether the principal of any Series or Class of Investor Certificates shall then be due and payable:

                  (i) unless prohibited by applicable law or regulation or unless under FIRREA the receiver is required to participate in the process as a defendant or otherwise, promptly take or cause to be taken any and all necessary or advisable commercially reasonable action as a secured creditor on behalf of the Certificateholders to recover, repossess, collect or liquidate the Receivables or any other Trust Assets on a "self-help" basis or otherwise and exercise any rights or remedies of a secured party under the applicable UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Certificateholders;

             (ii) promptly, and in any case within any applicable claims bar period specified under FIRREA or otherwise, file and prove a claim or claims under FIRREA or otherwise, by filing proofs of claim, protective proofs of claim or otherwise, for the whole amount of unpaid principal and interest in respect of the Investor Certificates and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Certificateholders allowed in any judicial, administrative, corporate or other proceedings relating to such Seller, its creditors or its property, including any actions relating to the preservation of deficiency claims or for the protection against loss of any claim in the event the Trustee's or the Certificateholders' status as secured creditors are successfully challenged; and

            (iii) collect and receive any monies or other property payable or deliverable on any such claims and distribute all amounts with respect to the claims of the Certificateholders to the Certificateholders.

         (c) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Investor Certificates or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

         Section 11.14. Rights of Certificateholders To Direct Trustee. Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee after being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Investor Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of the Investor Certificateholders.

         Section 11.15. Representations and Warranties of Trustee. The Trustee represents and warrants that:

                  (i) the Trustee is a banking corporation organized, existing and in good standing under the laws of the State of New York;

             (ii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement and each Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each Supplement; and

            (iii) this Agreement and each Supplement have been duly executed and delivered by the Trustee.

         Section 11.16. Maintenance of Office or Agency. The Trustee will maintain at its expense an office or agency (the "Corporate Trust Office") where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served (a) in the Borough of Manhattan, The City of New York, in the case of Registered Certificates and Holders thereof, and (b) in London, in the case of Bearer Certificates and Holders thereof, if and for so long as any Bearer Certificates are outstanding. The Trustee initially appoints Four Albany Street, 10th Floor, New York, New York 10006 as such office in the case of clause (a). The Trustee will give prompt notice to the Servicer and to Investor Certificateholders of any change in the location of the Certificate Register or any such office or agency.


                                   ARTICLE XII

                                   TERMINATION

         Section 12.01. Termination of Trust. The Trust and the respective obligations and responsibilities of the Sellers, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Investor Certificateholders as hereinafter set forth) shall terminate, except with respect to the duties described in Sections 7.04, 8.04 and 12.02(b), upon the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of Saint James, living on May 29, 1991, (ii) the day following the Distribution Date on which the Invested Amount for each Series is zero and (iii) the time provided in Section 9.02(b).

         Section 12.02. Final Distribution. (a) The Servicer shall give the Trustee at least 30 days prior notice of the Distribution Date on which the Investor Certificateholders of any Series or Class may surrender their Investor Certificates for payment of the final distribution on and cancellation of such Investor Certificates (or, in the event of a final distribution resulting from the application of Section 2.06, 9.01 or 10.01, notice of such Distribution Date promptly after Servicer has determined that a final distribution will occur, if such determination is made less than 30 days prior to such Distribution Date). Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section 3.05 covering the period during the then-current calendar year through the date of such notice. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Investor Certificateholders, the Trustee shall provide notice to Investor Certificateholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Investor Certificates of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Investor Certificates at the office or offices therein specified (which, in the case of Bearer Certificates, shall be outside the United States). The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to Investor Certificateholders.

         (b) Notwithstanding a final distribution to the Investor Certificateholders of any Series or Class (or the termination of the Trust), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account allocated to such Investor Certificateholders shall continue to be held in trust for the benefit of such Investor Certificateholders and the Paying Agent or the Trustee shall pay such funds to such Investor Certificateholders upon surrender of their Investor Certificates (and any excess shall be paid in accordance with the terms of any Enhancement Agreement). In the event that all such Investor Certificateholders shall not surrender their Investor Certificates for cancellation within six months after the date specified in the notice from the Trustee described in paragraph (a), the Trustee shall give a second notice to the remaining such Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Certificates, shall be outside the United States). If within one year after the second notice all such Investor Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Investor Certificateholders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Sellers any monies held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Sellers, Investor Certificateholders entitled to the money must look to the Sellers for payment as general creditors unless an applicable abandoned property law designates another Person.

         (c) In the event that the Invested Amount with respect to any Series is greater than zero on its Termination Date (after giving effect to deposits and distributions otherwise to be made on such Termination Date), the Trustee will sell or cause to be sold on such Termination Date Principal Receivables and the related Finance Charge Receivables (or interests therein) in an amount equal to 110% of the Invested Amount with respect to such Series on such Termination Date (after giving effect to such deposits and distributions; provided, however, that in no event shall such amount exceed such Series' Series Allocation Percentage of Receivables on such Termination Date). The proceeds (the "Termination Proceeds") from such sale shall be immediately deposited into the Collection Account for the benefit of the Investor Certificateholders of such Series. The Termination Proceeds shall be allocated and distributed to Investor Certificateholders of such Series in accordance with the terms of the applicable Supplement.

         Section 12.03. Sellers' Termination Rights. Upon the termination of the Trust pursuant to Section 12.01 and the surrender of the Sellers' Certificates, the Trustee shall sell, assign and convey to the Sellers or their designee, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof, except for amounts held by the Trustee pursuant to Section 12.02(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Sellers to vest in the Sellers or their designee all right, title and interest which the Trust had in the Receivables.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         Section 13.01. Amendment; Waiver of Past Defaults. (a) This Agreement or any Supplement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate or to change the definition of Due Period) by the Servicer, the Sellers and the Trustee without the consent of any of the Certificateholders, provided that (i) such action shall not, as evidenced by an Opinion of Counsel for the Sellers, addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder or (ii) in the case of an amendment to change the definition of Due Period, the Sellers shall each have delivered to the Trustee and each Series Enhancer a certificate of a Vice President or more senior officer, dated the date of any such amendment, stating that such Seller reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future; provided, however, that the Rating Agency Condition shall have been satisfied with respect to any such amendment.

         (b) This Agreement or any Supplement may also be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Sellers and the Trustee, with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Certificateholder, (ii) change the definition of or the manner of calculating the interest of any Investor Certificateholder without the consent of each affected Investor Certificateholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder or
(iv) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the Holders of Investor Certificates of such Series or Class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of such Series or Class. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an Opinion of Counsel for the Sellers, addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder of such Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

         (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor
Certificateholder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency and each Series Enhancer.

         (d) It shall not be necessary for the consent of Investor Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         (e) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Agreement or any Supplement which would adversely affect in any material respect the interests of any Series Enhancer without the consent of such Series Enhancer.

         (f) Any Supplement executed in accordance with the provisions of
Section 6.03 shall not be considered an amendment to this Agreement for the purposes of this Section.

         (g) The Holders of Investor Certificates evidencing more than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of each Series, or, with respect to any Series with two or more Classes, of each Class (or, with respect to any default that does not relate to all Series, 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of each Series to which such default relates or, with respect to any such Series with two or more classes, of each Class) may, on behalf of all Certificateholders, waive any default by the Sellers or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Investor Certificateholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         Section 13.02. Protection of Right, Title and Interest to Trust. (a) The Servicer shall cause this Agreement, all amendments and supplements hereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders' and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders and the Trustee hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Sellers shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

         (b) Within 30 days after any of the Sellers makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC, such Seller shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

         (c) Each Seller and the Servicer will give the Trustee prompt notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each Seller and the Servicer will at all times maintain each office from which it services Receivables and its principal executive offices within the United States.

         (d) The Servicer will deliver to the Trustee and each Series Enhancer:
(i) upon the execution and delivery of each amendment of this Agreement or any Supplement, an Opinion of Counsel to the effect specified in Exhibit H-1; (ii) upon the execution and delivery of each amendment of Article I, II, III or IV or of any Supplement, other than amendments pursuant to Section 13.01(a), on each Addition Date on which any Lump Addition Accounts are to be designated as Accounts pursuant to Section 2.09(a) or (b) and on each date specified in
Section 2.09(c)(iii) with respect to the inclusion of New Accounts as Accounts, an Opinion of Counsel substantially in the form of Exhibit H-2, and on each Addition Date on which any Participation Interests are to be included in the Trust pursuant to Section 2.09(a) or (b), an Opinion of Counsel covering the same substantive legal issues addressed by Exhibits H-1 and H-2 but conformed to the extent appropriate to relate to Participation Interests; and (iii) on or before March 3l of each year, beginning with March 3l, 1992, an Opinion of Counsel substantially in the form of Exhibit H-2.

         Section 13.03. Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) No Investor Certificateholder shall have any right to vote (except as expressly provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Investor Certificateholders from time to time as partners or members of an association, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Investor Certificateholder previously shall have made, and unless the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such action, suit or proceeding that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such action, suit or proceeding relates) shall have made, a request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Investor Certificateholder with every other Investor Certificateholder and the Trustee, that no one or more Investor Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the holders of any other of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any other such Investor Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Certificateholders except as otherwise expressly provided in this Agreement. For the protection and enforcement of the provisions of this Section, each and every Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 13.04. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 13.05. Notices; Payments. (a) All demands, notices, instructions, directions and communications (collectively, "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by telecopy transmission

         (i) in the case of the Sellers, to:

                  Citibank (South Dakota)
                  701 E. 60th Street, North
                  Sioux Falls, South Dakota 57117
                  Attention: General Counsel
                  Telecopy:  605-331-4442 or 7232
                  with a copies to:

                  Citibank (Nevada)
                  8725 West Sahara Avenue
                  Las Vegas, Nevada 89l63
                  Attention: General Counsel
                  Telecopy: 702-797-4474)

                  Citicorp Credit Services, Inc.
                  One Court Square (27th Floor)
                  Long Island City, New York 11120
                  Attention: Treasury
                  Telecopy: 718-248-6855

                  Citigroup Inc.
                  425 Park Avenue
                  New York, New York 10043
                  Attention: Corporate Law Department
                  Telecopy: 212-793-4401

         (ii) in the case of the Trustee, to:

                  Bankers Trust Company
                  Four Albany Street
                  New York, NY 10006
                  Attention:  Corporate Trust
                  Telecopy:   212-250-6439

         (iii) in the case of Moody's, to:

                  Moody's Investors Service, Inc.
                  99 Church Street
                  New York, NY 10007
                  Attention:  ABS Monitoring Department 4th Floor
                  Telecopy: 212-553-4500

         (iv) in the case of Standard & Poor's, to:

                  Standard & Poor's Ratings Services
                  55 Water Street
                  New York, NY 10041
                  Attention:  Asset Backed Group
                  Telecopy: 212-412-0323

         (v) in the case of the Paying Agent or the Transfer Agent and Registrar, to:

                  Citibank, N.A.
                  111 Wall Street, New York
                  New York, Attention:  Corporate Trust Department
                  Telecopy: 212-657-4024

         (vi) to any other Person as specified in any Supplement; or, as to each party, at such other address or telecopy number as shall be designated by such party in a written notice to each other party.

         (b) Any Notice required or permitted to be given to a Holder of Registered Certificates shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. No Notice shall be required to be mailed to a Holder of Bearer Certificates or Coupons but shall be given as provided below. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Certificateholder receives such Notice. In addition, (a) if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Investor Certificateholders shall be published in an Authorized Newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement and (b) in the case of any Series or Class with respect to which any Bearer Certificates are outstanding, any Notice required or permitted to be given to Investor Certificateholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

         (c) All Notices to be given to Citibank (South Dakota), as a Seller, or Citibank (South Dakota), as Servicer, shall be deemed given if one Notice is provided to the address of Citibank (South Dakota). All Notices to be made to the Sellers shall be deemed given if one notice is provided to the address of Citibank (South Dakota). All payments hereunder to Citibank (South Dakota), whether as Seller or as Servicer, and all payments hereunder to Citibank (Nevada) shall be made to such account as such party may specify in writing. All payments hereunder to the Sellers shall be deemed made if made to the account of either Citibank (South Dakota) or of Citibank (Nevada) as provided above.

         Section 13.06. Rule 144A Information. For so long as any of the Investor Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Sellers, the Trustee, the Servicer and any Series Enhancer agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Certificateholder, upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.

         Section 13.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this

Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Certificates or the rights of the Certificateholders.

         Section 13.08. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.02, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of all outstanding Investor Certificates.

         Section 13.09. Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Certificates upon authentication thereof by the Trustee pursuant to Section 6.02 are and shall be deemed fully paid.

         Section 13.10. Further Assurances. The Sellers and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

         Section 13.11. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Servicer, the Trustee, each Seller and each holder of a Supplemental Certificate shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust.

         Section 13.12. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Certificateholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         Section 13.13. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         Section 13.14. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, any Series Enhancer and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

         Section 13.15. Actions by Certificateholders. (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Certificateholders, such action or Notice may be taken or given by any Certificateholder, unless such provision requires a specific percentage of Certificateholders.

         (b) Any Notice, request, authorization, direction, consent, waiver or other act by the Holder of a Certificate shall bind such Holder and every subsequent Holder of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

         Section 13.16. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         Section 13.17. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         Section 13.18. Sale; Security Interest. It is the intention of the parties hereto that the arrangements with respect to the Receivables shall constitute a purchase and sale of such Receivables and not a loan. In the event, however, that it were determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Sellers shall be deemed to have granted to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Sellers' right, title and interest in, to and under the Receivables, now existing and hereafter created, and the other Trust Assets conveyed by the Sellers to secure their obligations hereunder. Accordingly, the Sellers hereby grant to the Trustee a security interest in all of the Sellers' right, title and interest in, to and under the Receivables now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto and all "proceeds" thereof and any other Trust Assets, to secure all the Sellers' and Servicer's obligations hereunder, including the Sellers' obligation to sell or transfer Receivables hereafter created to the Trust. This Agreement shall constitute a security agreement under applicable law.

         Section 13.19. Additional Representations, Warranties and Covenants Relating to UCC Article 9. With respect to the Receivables transferred to the Trust pursuant to Section 2.01 of the Agreement (the "Transferred Receivables"), each Seller represents, warrants and covenants as follows:

                  (a) This Agreement and each applicable Assignment constitute a valid sale, transfer and assignment to the Trust of all right, title and interest of the Sellers in the

         Receivables now existing or hereafter created, all monies due or to become due and all amounts received with respect thereto and the "proceeds" thereof (as defined in the applicable UCC), or, if this Agreement and the Assignments do not constitute a sale of such property, they constitute a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Sellers.

                  (b) The Receivables constitute "accounts" within the meaning of the applicable UCC.

                  (c) At the time of transfer by the Sellers to the Trust, the applicable Seller owned and had good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person.

                  (d) Each Seller has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Trustee under this Agreement and any applicable Assignment.

                  (e) Other than the security interest granted to the Trustee pursuant to this Agreement and any Assignment, neither Seller has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables (except for Liens terminated or released at or before the time of the transfer of such Receivables to the Trust). Neither Seller has authorized the filing of or is aware of any financing statements against such Seller that include a description of collateral covering the Receivables other than any financing statement (i) relating to the security interest granted to the Trustee pursuant to this Agreement or any Assignment, or (ii) that has been terminated or released. Neither Seller is aware of any judgment or tax lien filings against it.

         IN WITNESS WHEREOF, the Banks, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                               CITIBANK (SOUTH DAKOTA), N.A., Seller and
                               Servicer,

                               By: /s/ Douglas C. Morrison
                                  ------------------------------------------
                               Name:  Douglas C. Morrison
                               Title: Vice President


                               CITIBANK (NEVADA), NATIONAL
                               ASSOCIATION, Seller,


                               By: /s/ Robert D. Clark
                                  ------------------------------------------
                               Name:  Robert D. Clark
                               Title: Vice President


                               BANKERS TRUST COMPANY, Trustee,


                               By: /s/ Charles C. Greiter
                                  ------------------------------------------
                               Name:  Charles C. Greiter
                               Title: Vice President

                                                                       EXHIBIT A


                            FORM OF BANK CERTIFICATE


                  THIS BANK CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS BANK CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

                  THIS BANK CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

No. R-                                                                  One Unit

                       CITIBANK CREDIT CARD MASTER TRUST I
                                BANK CERTIFICATE


                     THIS CERTIFICATE REPRESENTS AN INTEREST
                            IN CERTAIN ASSETS OF THE
                       CITIBANK CREDIT CARD MASTER TRUST I

Evidencing an interest in a trust, the corpus of which consists primarily of receivables generated from time to time in the ordinary course of business in a portfolio of revolving credit card accounts by Citibank (South Dakota), N.A., and Citibank (Nevada), National Association (the "Banks"), and, in certain circumstances, certain Additional Sellers (as defined in the Pooling and Servicing Agreement referred to below).

   (Not an interest in or obligation of the Sellers or any affiliate thereof)

                  This certifies that CITIBANK (SOUTH DAKOTA), N.A. and CITIBANK (NEVADA), NATIONAL ASSOCIATION, are the registered owners of a fractional interest in the assets of a trust (the "Trust") not allocated to the Certificateholders. Interest or the interest of any holder of a Supplemental Certificate pursuant to the Pooling and Servicing Agreement dated as of May 29, 1991 (as amended and supplemented, the "Agreement"), among Citibank (South Dakota), N.A., a national banking association, as Seller and Servicer, Citibank (Nevada), National Association, a national banking association, as Seller, and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee"). The corpus of the Trust consists of (i) a portfolio of all receivables (the "Receivables") existing in the revolving credit card accounts identified under the Agreement from time to time (the "Accounts"), (ii) all Receivables generated under the Accounts from time to time thereafter, (iii) funds collected or to be collected from cardholders in respect of the Receivables, (iv) all funds which are from time to time on deposit in the Collection Account and in the Series Accounts, (v) the benefits of any Series Enhancements issued and to be issued by Series Enhancers with respect to one or more Series of Investor Certificates and (vi) all other assets and interests constituting the Trust. Although a summary of certain provisions of the Agreement is set forth below, this Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement may be requested from the Trustee by writing to the Trustee at the Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

                  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended and supplemented from time to time, each Bank by virtue of the acceptance hereof assents and is bound.

                  The Receivables consist of Principal Receivables which arise generally from the purchase of merchandise and services and amounts advanced to cardholders as cash advances and Finance Charge Receivables which arise generally from Periodic Rate Finance Charges, Cash Advance Fees, Late Payment Fees and annual membership fees with respect to the Accounts.

                  This Certificate is the Bank Certificate, which represents the Banks' interest in certain assets of the Trust, including the right to receive a portion of the Collections and other amounts at the time and in the amounts specified in the Agreement. The aggregate interest represented by the Bank Certificate at any time in the Receivables in the Trust shall not exceed the Banks' Interest at such time. In addition to the Bank Certificate, (i) Investor Certificates will be issued to investors pursuant to the Agreement, which will represent the Certificateholders' Interest, and (ii) Supplemental Certificates may be issued pursuant to the Agreement, which will represent that portion of the Seller's Interest not allocated to the Banks. This Bank Certificate shall not represent any interest in the Collection Account or the Series Accounts, except as expressly provided in the Agreement, or any Series Enhancements.

                  The Sellers have entered into the Agreement, and this Certificate is issued, with the intention that, for Federal, state and local income and franchise tax purposes only, the Investor Certificates will qualify as indebtedness of the Sellers secured by the Receivables. The Banks, by entering into the Agreement and by the acceptance of this Certificate, agree to treat the Investor Certificates for Federal, state and local income and franchise tax purposes as indebtedness of the Sellers.

                  Subject to certain conditions and exceptions specified in the Agreement, the obligations created by the Agreement and the Trust created thereby shall terminate upon the earlier of (i) the date of the termination of the Trust pursuant to Section 12.01 of the Agreement,

(ii) the day following the Distribution Date on which the Invested Amount for each series is zero and (iii) the time provided in Section 9.02(b) of the Agreement.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual or facsimile signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                  IN WITNESS WHEREOF, the Banks have caused this Certificate to be duly executed.


                                            CITIBANK (SOUTH DAKOTA), N.A.,


                                            By: ___________________________
                                            Name:
                                            Title:

                                            CITIBANK (NEVADA), NATIONAL
                                                ASSOCIATION,


                                            By: ___________________________
                                            Name:
                                            Title:

Dated:  [Date]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is the Bank Certificate described in the within-mentioned
Agreement.


BANKERS TRUST COMPANY,
  as Trustee,


By: _________________________
       Authorized Officer


or


By: CITIBANK, N.A.,
          as Authenticating Agent
          for the Trustee,


By: _________________________
       Authorized Officer

                                                                       EXHIBIT B


            FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

                         (As required by Section 2.09 of
                      the Pooling and Servicing Agreement)


                  ASSIGNMENT No. OF RECEIVABLES IN ADDITIONAL ACCOUNTS dated as , * by and among CITIBANK (SOUTH DAKOTA), a national banking association, Seller and Servicer ("Citibank (South Dakota)"), CITIBANK (NEVADA), NATIONAL ASSOCIATION, a national banking association, Seller ("Citibank (Nevada)"), [ ] an Additional Seller ([ ]) and, together with Citibank (South Dakota) and Citibank (Nevada), the "Sellers"), and BANKERS TRUST COMPANY, a New York banking corporation (the "Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.


                              W I T N E S S E T H :
                               -------------------

                  WHEREAS, the Sellers, the Servicer and the Trustee are parties to the Pooling and Servicing Agreement dated as of May 29, 1991 (as amended and supplemented, the "Agreement");

                  WHEREAS, pursuant to the Agreement, [Citibank (South Dakota)] wishes to designate Additional Accounts to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Agreement); and

                  WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

                  NOW, THEREFORE, the Sellers, the Servicer and the Trustee hereby agree as follows:

                  1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

                  "Addition Date" shall mean, with respect to the Additional
Accounts designated hereby,          , 19  .





--------
*  To be dated as of the applicable Addition Date.

                  "Additional Cut-Off Date" shall mean, with respect to the
Additional Accounts designated hereby,               ,     .*

                  2. Designation of Additional Accounts. Attached as Schedule I hereto is a computer file or microfiche list containing a true and complete schedule identifying all such Additional Accounts specifying for each such Account, as of the Additional Cut-Off Date, its account number[, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account],** which computer file or microfiche list shall supplement Schedule I to the Agreement.

                  3.  Conveyance of Receivables.

                  (a) [Each of the Banks] does hereby sell, transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, all its right, title and interest in, to and under the Receivables of such Additional Accounts existing at the close of business on the Additional Cut-Off Date and thereafter created from time to time until the termination of the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC as in effect in the States of South Dakota, Nevada and [other applicable states]) thereof. The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholder or any Series Enhancer of any obligation of the Servicer, any Seller or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA, Mastercard or insurers.

                  (b) In connection with such sale, the Sellers agree to record and file, at their own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of the Receivables to the Trust, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to the Trustee on or prior to the Addition Date. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

                  (c) In connection with such sale, the Sellers further agree, at their own expense, on or prior to the date of this Assignment, to indicate in the appropriate computer files that Receivables created in connection with the Additional Accounts designated hereby have been




--------
* The definition of "Additional Cut-Off Date" only needs to be included in an Assignment for Lump Additions.

** The bracketed language is to be included only in an Assignment for Lump
   Additions.

conveyed to the Trust pursuant to the Agreement and this Assignment for the benefit of the Certificateholders.

                  4. Acceptance by Trustee. Subject to the satisfaction of the conditions set forth in Section 6 of this Assignment, the Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 3(a) of this Assignment, and declares that it shall maintain such right, title and interest, upon the trust set forth in the Agreement for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Sellers delivered to the Trustee the computer file or microfiche list described in Section 2 of this Assignment.

                  5. Representations and Warranties of the Sellers. Each of the Sellers hereby represents and warrants to the Trustee, on behalf of the Trust, as of the date of this Assignment and as of the Addition Date that:

                  (a) Legal Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect;

                  (b) Eligibility of Accounts. Each Additional Account designated hereby is an Eligible Account;

                  (c) Insolvency. As of each of the Additional Cut-off Date and the Addition Data, no Insolvency Event with respect to any of the Sellers has occurred and the transfer of the Receivables arising in the Additional Accounts to the Trust has not been made in contemplation of the occurrence thereof;

                  (d) Adverse Effect. The addition of the Receivables arising in the Additional Accounts will not result in the occurrence of an Amortization Event;

                  (e) Security Interest. This Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of such Seller in the Receivables now existing or hereafter created, all monies due or to become due and all amounts received with respect thereto and the "proceeds" (including "proceeds" as defined in the UCC as in effect in the States of South Dakota, Nevada and [other applicable states]) thereof, relating thereto or, if this Assignment does not constitute a sale of such property, it constitutes a grant of a first priority perfected "security interest" (as defined in the UCC as in effect in the States of South Dakota, Nevada and [other applicable states]) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property;

                  (f) No Conflict. The execution and delivery by such Seller of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to such Seller, will not conflict with or violate any Requirements of Law applicable to such Seller or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which such Seller is a party or by which it or its properties are bound;

                  (g) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of such Seller, threatened against such Seller before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality
         (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of such Seller, would materially and adversely affect the performance by such Seller of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment; and

                  (h) All Consents. All authorizations, consents, orders or approvals of any course or other governmental authority required to be obtained by such Seller in connection with the execution and delivery of this Assignment by such Seller and the performance of the transactions contemplated by this Assignment by such Seller, have been obtained.

                  6. Conditions Precedent. The acceptance of the Trustee set forth in Section 4 of this Assignment and the ratification of the Agreement as supplemented by this Assignment as set forth in Section 7 of this Assignment are subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Sellers in Section 5 of this Assignment shall be true and correct as of the date of this Assignment, and as of the Addition Date.

                  (b) Agreement. Each of the conditions set forth in Section 2.09(d) of the Agreement applicable to the designation of the Additional Accounts to be designated hereby shall have been satisfied and each of the covenants set forth in Section 2.09(g) of the Agreement applicable to the designation of Additional Accounts to be designated hereby shall have been fulfilled.

                  (c) Additional Information. Each Seller shall have delivered to the Trustee such information as was reasonably requested by the Trustee to satisfy itself as to the accuracy of the representation and warranty set forth in Section 5(c) of this Assignment.

                  7. Ratification of Agreement. As supplemented by this Assignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

                  8. Counterparts. This Assignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                  9. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                  IN WITNESS WHEREOF, the Sellers, the Servicer and the Trustee have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.


                                       CITIBANK (SOUTH DAKOTA), N.A.,
                                         Seller and Servicer,


                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:


                                       CITIBANK (NEVADA), NATIONAL
                                         ASSOCIATION, Seller,

                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:


                                       [                      ], Seller,

                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:

                                       BANKERS TRUST COMPANY,
                                         Trustee,

                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT C


             FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS
                         (As required by Section 2.10 of
                      the Pooling and Servicing Agreement)


                  REASSIGNMENT No.      OF RECEIVABLES dated as of           *,
by and among CITIBANK (SOUTH DAKOTA), a national banking association, Seller and Servicer ("Citibank (South Dakota)"); CITIBANK (NEVADA), NATIONAL ASSOCIATION,
a national banking association, Seller ("Citibank (Nevada)"), [          ], an
Additional Seller ([          ] and, together with Citibank (South Dakota) and
Citibank (Nevada), the "Sellers"), and BANKERS TRUST COMPANY, a New York banking corporation (the "Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.


                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS the Sellers, the Servicer and the Trustee are parties to the Pooling and Servicing Agreement dated as of May 29, 1991 (as amended and supplemented, the "Agreement");

                  WHEREAS pursuant to the Agreement, the Sellers wish to remove all Receivables from certain designated Accounts of the Sellers (the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Sellers (as each such term is defined in the Agreement); and

                  WHEREAS the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

                  NOW, THEREFORE, the Sellers, the Servicer and the Trustee hereby agree as follows:

                  1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

                  "Removal Date" shall mean, with respect to the Removed
Accounts designated hereby,           ,    .






--------
*  To be dated as of the Removal Date.

                  "Removal Notice Date" shall mean, with respect to the Removed Accounts, , 19 [the billing date for such Removed Account in the month preceding the month in which the Removal Date for such Removed Account occurs (which shall be a date on or prior to the fifth business Day prior to the Removal Date)].

                  2. Designation of Removed Accounts. Attached as Schedule I hereto is a computer file or microfiche list containing a true and complete schedule identifying all Accounts the Receivables of which are being removed from the Trust, specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account, which computer file or microfiche list shall supplement Schedule 1 to the Agreement.

                  3. Conveyance of Receivables. (a) The Trustee does hereby transfer, assign, set over and otherwise convey to the Sellers, without recourse, on and after the Removal Date, all right, title and interest of the Trust in, to and under the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts designated hereby, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof but excluding all Recoveries relating thereto.

                  (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Sellers on or prior to the date this Reassignment is delivered, a termination statement with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts reassigned hereby (which may be a single termination statement with respect to all such Receivables) evidencing the release by the Trust of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

                  4. Acceptance by Trustee. The Trustee hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Reassignment, the Sellers delivered to the Trustee the computer file or microfiche list described in Section 2 of this Reassignment.

                  5. Representations and Warranties of the Sellers. Each of the Sellers hereby represents and warrants to the Trustee, on behalf of the Trust, as of the Removal Date:

                  (a) Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of such Seller enforceable against such Seller, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect; and

                  (b) Adverse Effect. The removal of the Receivables existing in the Removed Accounts will not result in the occurrence of an Amortization Event.

                  6. Conditions Precedent. The ratification of the Agreement as supplemented by this Reassignment set forth in Section 7 hereof is subject to the satisfaction on or prior to the Removal Date, of the following conditions precedent:

                  (a) Officers' Certificate. The Sellers shall have delivered to the Trustee an Officers' Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.10 of the Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Accounts, whether existing at the close of business on the Removal Data or thereafter created from time to time have been satisfied, and (ii) each of the representations and warranties made by the Sellers in Section 5 hereof is true and correct as of the Removal Date. The Trustee may conclusively rely on such Officers' Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

                  7. Ratification of Agreement. As supplemented by this Reassignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

                  8. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                  9. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                  IN WITNESS WHEREOF, the Sellers, the Servicer and the Trustee have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.


                                        CITIBANK (SOUTH DAKOTA), N.A.,
                                        Seller and Servicer,

                                        By
                                           -----------------------------------
                                        Title:

                                        CITIBANK (NEVADA), NATIONAL
                                        ASSOCIATION, Seller,

                                        by
                                           -----------------------------------
                                        Title:


                                        [                    ],
                                        Seller,

                                        by
                                           -----------------------------------
                                        Title:


                                        BANKERS TRUST COMPANY, Trustee,

                                        by
                                           -----------------------------------
                                        Title:

                                                                       EXHIBIT D


                      FORM OF ANNUAL SERVICER'S CERTIFICATE

                    (To be delivered on or before March 31 of
                each calendar year beginning with March 31, 1992,
                   pursuant to Section 3.05 of the Pooling and
                     Servicing Agreement referred to below)

                          CITIBANK (SOUTH DAKOTA), N.A.
                     CITIBANK (NEVADA), NATIONAL ASSOCIATION

     -----------------------------------------------------------------------

                       CITIBANK CREDIT CARD MASTER TRUST I

     -----------------------------------------------------------------------


                  The undersigned, a duly authorized representative of Citibank (South Dakota), N.A., as Servicer ("Citibank (South Dakota")), pursuant to the Pooling and Servicing Agreement dated as of May 29, 1991 (as amended and supplemented, the "Agreement") among Citibank (South Dakota), Seller and Servicer, Citibank (Nevada), National Association, Seller, and Bankers Trust Company, as Trustee, does hereby certify that:

                  1. Citibank (South Dakota) is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

                  2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

                  3. A review of the activities of the Servicer during the calendar year ended December 31, and of its performance under the Agreement was conducted under my supervision.

                  4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

                  5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the year ended December 31, , which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: [If applicable, insert "None."]


                  IN WITNESS WHEREOF, the undersigned has duly executed this
Certificate this    day of      ,    .


                                 CITIBANK (SOUTH DAKOTA), N.A.,
                                 Servicer,

                                 By:
                                    -------------------------------------
                                 Name:
                                 Title:

                                                                     EXHIBIT E-1


                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW).

                                                                     EXHIBIT E-2


                          (FORM OF UNDERTAKING LETTER)


                                                                          [Date]


[Bankers Trust Company, as Trustee
Four Albany Street, 10th Floor
New York, New York 10006
Attention:  Corporate Trust Department]

[Citibank (South Dakota), N.A.
701 East 60th Street, North
Sioux Falls, South Dakota 57117
Attention:  General Counsel]

[Citibank (Nevada), National Association
8725 West Sahara Avenue
Las Vegas, Nevada 89163
Attention:  General Counsel]

[Citigroup Inc.
425 Park Avenue
New York, New York 10043
Attention:  Corporate Law Department]

[Citibank, N.A.
111 Wall Street
New York, New York
Attention:  Global Agency and Trust]

    Re: Purchase of $          * principal amount of Citibank Credit Card Master
        Trust I, [  %] Credit Card Participation Certificates, Series [  ]

Ladies and Gentlemen:

                  In connection with our purchase of the above-referenced Credit Card Participation Certificates (the "Certificates") we confirm that:



--------
* Not less than $250,000 minimum principal amount.

                  1. we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the 1933 Act;

                  2. any information we desire concerning the Certificates or any other matter relevant to our decision to purchase the Certificates is or has been made available to us;

                  3. we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates, and we (and any account for which we are purchasing under paragraph (iv) below) are able to bear the economic risk of an investment in the Certificates; we (and any account for which we are purchasing under paragraph (4) below) are an "accredited investor" (as such term is defined in Rule 501(a)(1), (2) or (3) of Regulation D under the 1933 Act); and we are not, and none of such accounts is, an Employee Benefit Plan;

                  4. we are acquiring the Certificates for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the Certificates, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control;

                  5. we agree that the Certificates must be held indefinitely by us unless subsequently registered under the 1933 Act or an exemption from any registration requirements of that Act and any applicable state securities law is available;

                  6. we agree that in the event that at some future time we wish to dispose of or exchange any of the Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Certificates unless:

                  (a)(i) the sale is of at least U.S. $250,000 principal amount of Certificates to an Eligible Purchaser (as defined below), (ii) a letter to substantially the same effect as paragraphs (1), (2), (3),
         (4), (5) and (6) of this letter is executed promptly by the purchaser and (iii) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

                  (b) the Certificates are transferred pursuant to Rule 144 under the 1933 Act by us after we have held them for more than three years; or

                  (c) the Certificates are sold in any other transaction that does not require registration under the 1933 Act and, if the Sellers, the Servicer, the Trustee or the Transfer Agent and Registrar so requests, we theretofore have furnished to such party an opinion of counsel satisfactory to such party, in form and substance satisfactory to such party, to such effect; or

                  (d) the Certificates are transferred pursuant to an exception from the registration requirements of the 1933 Act under Rule 144A under the 1933 Act; and

                  7. we understand that the Certificates will bear a legend to substantially the following effect:

                  "THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF AN EMPLOYEE BENEFIT PLAN (AS DEFINED BELOW)."

The first paragraph of this legend may be removed if the Sellers, the Servicer, the Trustee and the Transfer Agent and Registrar have received an opinion of counsel satisfactory to them, in form and substance satisfactory to them, to the effect that such paragraph may be removed.

         "Eligible Purchaser" means either an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein. "Eligible Dealer" means any corporation or other entity the principal business of which is acting as a broker and/or dealer in securities. "Employee Benefit Plan" means any employee benefit plan, trust or account, including an individual retirement account, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or that is described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement dated as of May 29, 1991, as amended and supplemented, among Citibank (South Dakota), N.A., Citibank (Nevada), National Association, and Bankers Trust Company, as trustee.

                                          Very truly yours,

                                          (Name of Purchaser)

                                          By
                                            ----------------------------
                                                (Authorized officer)

                                                                     EXHIBIT E-3


                   THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR
                      FOR THE ACCOUNT OF A BENEFIT PLAN (AS
                                DEFINED BELOW).*



--------
* The following text should be included in any certificate in which the above legend appears:

         The [Certificates] may not be acquired by or for the account of any employee benefit plan, trust or account, including an
         individual retirement account, that is subject to the Employee
           Retirement Income Security Act of 1974, as amended, or that is described in Section 4975(e)(1) of the Internal Revenue
             Code of 1986, as amended, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a
        Benefit Plan. By acquiring any interest in this Certificate, the applicable Certificate Owner or Owners shall be deemed to
      have represented and warranted that it or they are not Benefit Plans.

                                                                       EXHIBIT F


                    [FORM OF RECEIVABLES PURCHASE AGREEMENT]



                             [NAME OF ACCOUNT OWNER]

                                       and

                         [NAME OF RECEIVABLES PURCHASER]


                         RECEIVABLES PURCHASE AGREEMENT
                             Dated as of [ ], 20[ ]

                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.     Definitions..................................................1
Section 1.02.     Other Definitional Provisions................................3

                                   ARTICLE II

                     PURCHASE AND CONVEYANCE OF RECEIVABLES

Section 2.01.     Purchase.....................................................4


                                   ARTICLE III

                            CONSIDERATION AND PAYMENT

Section 3.01.     Purchase Price...............................................5


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.01.     Representations and Warranties of [Short Name of Account
                  Owner] Relating to [Short Name of Account Owner].............5
Section 4.02.     Representations and Warranties of [Short Name of Account
                  Owner] Relating to the Agreement and the Receivables.........6
Section 4.03.     Representations and Warranties of [Short Name of
                  Receivables Purchaser].......................................7


                                    ARTICLE V

                                    COVENANTS

Section 5.01.     Covenants of [Short Name of Account Owner]...................9
Section 5.02.     Covenants of [Short Name of Receivables Purchaser]..........11

                                                                            Page

                                   ARTICLE VI

                          TERM AND PURCHASE TERMINATION

Section 6.01.     Term........................................................11
Section 6.02.     Purchase Termination........................................11


                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

Section 7.01.     Amendment...................................................12
Section 7.02.     Governing Law...............................................12
Section 7.03.     Notices.....................................................13
Section 7.04.     Severability of Provisions..................................13
Section 7.05.     Assignment..................................................13
Section 7.06.     Acknowledgment and Agreement of [Short Name of
                  Account Owner]..............................................14
Section 7.07.     Further Assurances..........................................14
Section 7.08.     No Waiver; Cumulative Remedies..............................14
Section 7.09.     Counterparts................................................14
Section 7.10.     Binding; Third-Party Beneficiaries..........................14
Section 7.11.     Merger and Integration......................................15
Section 7.12.     Headings....................................................15
Section 7.13.     Schedules and Exhibits......................................15
Section 7.14.     Survival of Representations and Warranties..................15

         RECEIVABLES PURCHASE AGREEMENT, dated as of [ ], 20[ ], by and between [NAME OF RECEIVABLES PURCHASER], a national banking association organized under the laws of the United States of America ("[Short Name of Receivables Purchaser]"), and [NAME OF ACCOUNT OWNER], a national banking association organized under the laws of the United States of America ("[Short Name of Account Owner]").


                              W I T N E S S E T H:

         WHEREAS, [Short Name of Receivables Purchaser] desires to purchase Receivables (hereinafter defined) arising under certain credit card accounts of [Short Name of Account Owner];

         WHEREAS, it is contemplated that certain of the Receivables purchased hereunder will be transferred by [Short Name of Receivables Purchaser] to the Master Trust (hereinafter defined) in connection with the issuance of certain asset-backed securities; and

         WHEREAS, [Short Name of Account Owner] agrees that all covenants and agreements made by [Short Name of Account Owner] herein with respect to the Designated Accounts (hereinafter defined) and Receivables, to the extent such Designated Accounts and Receivables therein have been designated for the Master Trust, shall also be for the benefit of the Master Trust Trustee (hereinafter defined) and all beneficiaries of the Master Trust, including holders of the Certificates.

         NOW, THEREFORE, it is hereby agreed by and between [Short Name of Account Owner] and [Short Name of Receivables Purchaser] as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. Capitalized words and phrases used herein or in any certificate or document, or Conveyance Paper made or delivered pursuant hereto, and not otherwise defined herein or therein, shall have the meaning ascribed thereto in the Pooling and Servicing Agreement; in addition, the following words and phrases shall have the following meanings:

         "Agreement" shall mean this Receivables Purchase Agreement and all amendments hereof and supplements hereto.

         "Appointment Date" shall have the meaning set forth in Section 6.02.

         "Certificateholder" shall have the meaning set forth in the Pooling and Servicing Agreement.

         "Citibank (Nevada)" shall mean Citibank (Nevada), National Association, a national banking association organized under the laws of the United States of America, its successors and permitted assigns.

         "Citibank (South Dakota)" shall mean Citibank (South Dakota), N.A., a national banking association organized under the laws of the United States of America, its successors and permitted assigns.

         "Closing Date" shall mean [         ], 20[  ].

         "Conveyance" shall have the meaning set forth in subsection 2.01(a).

         "Conveyance Papers" shall have the meaning set forth in Section
4.01(c).

         "Designated Accounts" shall mean each MasterCard(R) and VISA(R) account established pursuant to a Credit Card Agreement between [Short Name of Account Owner] and any person, which account is designated in Annex I to this Agreement or otherwise agreed (whether by microfiche, computer file or otherwise) between [Short Name of Receivables Purchaser] and [Short Name of Account Owner] as being subject to this Agreement.

         "Dissolution Event" shall have the meaning set forth in Section 6.02.

         "Due Period" shall have the meaning set forth in the Pooling and Servicing Agreement.

         "Finance Charge Receivables" shall mean all Receivables in the Designated Accounts which would be treated as "Finance Charge Receivables" in accordance with the definition for such term in the Pooling and Servicing Agreement.

         "Interchange" shall mean interchange fees payable to [Short Name of Account Owner] in its capacity as credit card issuer, through VISA or MasterCard in connection with cardholder charges for goods and services.

         "Master Trust" shall mean Citibank Credit Card Master Trust I created by the Pooling and Servicing Agreement.

         "Master Trust Trustee" shall mean Bankers Trust Company, a New York banking corporation, the institution executing the Pooling and Servicing Agreement as, and acting in the capacity of trustee thereunder, or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

         "Obligor" shall mean, with respect to each Designated Account, each person that would be treated as an "Obligor" in accordance with the definition for such term in the Pooling and Servicing Agreement.

         "Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement, dated as of May 29, 1991, among Citibank (South Dakota) as Seller and Servicer, Citibank Nevada, as Seller and the Master Trust Trustee, as amended to the date hereof and as such agreement may be amended from time to time hereafter, including as amended and restated as of October 5, 2001.

         "Principal Receivables" shall mean all Receivables in the Designated Accounts which would be treated as "Principal Receivables" in accordance with the definition for such term in the Pooling and Servicing Agreement.

         "Purchase Price" shall have the meaning set forth in Section 3.01.

         "Purchased Assets" shall have the meaning set forth in subsection 2.01(a).

         "Receivables" shall mean all amounts shown on the Servicer's records as amounts payable by Obligors on any Designated Account from time to time.

         "Recoveries" shall have the meaning set forth in the Pooling and Servicing Agreement except that references in such definition (or in defined terms related to such definition) to "Receivables" shall mean "Receivables" as defined in this Agreement.

         "Servicer" shall mean the Servicer from time to time under the Pooling and Servicing Agreement.

         "[Short Name of Account Owner]" shall mean [Name of Account Owner], a national banking association organized under the laws of the United States of America, and its successors and permitted assigns.

         "[Short Name of Receivables Purchaser]" shall mean [Name of Receivables Purchaser], a national banking association organized under the laws of the United States of America, and its successors and permitted assigns.

         Section 1.02.  Other Definitional Provisions.
                        -----------------------------

         (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate, other document, or made or delivered pursuant hereto unless otherwise defined therein.

         (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement or any Conveyance Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.


                                   ARTICLE II

                     PURCHASE AND CONVEYANCE OF RECEIVABLES

         Section 2.01.  Purchase.
                        --------

         (a) By execution of this Agreement, [Short Name of Account Owner] does hereby sell, transfer, assign, set over and otherwise convey to [Short Name of Receivables Purchaser] (collectively, the "Conveyance"), without recourse except as provided herein, all its right, title and interest in, to and under the Receivables existing on the date hereof and hereafter created from time to time until the termination of this Agreement pursuant to Article VI hereof and all monies due and or to become due and all amounts received with respect thereto and all proceeds (including, without limitation, "proceeds" as defined in the UCC) thereof and the right to receive Interchange and Recoveries with respect to such Receivables (the "Purchased Assets").

         (b) In connection with such Conveyance, [Short Name of Account Owner] agrees (i) to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Conveyance of such Purchased Assets from [Short Name of Account Owner] to [Short Name of Receivables Purchaser],
(ii) that such financing statements shall name [Short Name of Account Owner], as seller, and [Short Name of Receivables Purchaser], as purchaser, of the Receivables and (iii) to deliver a file-stamped copy of such financing statements or other evidence of such filings (excluding such continuation statements, which shall be delivered as filed) to [Short Name of Receivables Purchaser] (or to the Master Trust Trustee, if [Short Name of Receivables Purchaser] so directs) as soon as is practicable after filing. [Short Name of Account Owner] also authorizes [Short Name of Receivables Purchaser] to record and file any of such financing statements and continuation statements.

         (c) In connection with such Conveyance, [Short Name of Account Owner] and [Short Name of Receivables Purchaser] further agree that they will, at their own expense, on or before the Closing Date, indicate in their computer files or microfiche lists that the Receivables created in connection with the Designated Accounts have been conveyed to [Short Name of Receivables Purchaser] in accordance with this Agreement.

         (d) The parties hereto intend that the conveyance of [Short Name of Account Owner]'s right, title and interest in and to the Receivables shall constitute a sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from [Short Name of Account Owner] to [Short Name of Receivables Purchaser] and that the Receivables shall not be part of [Short Name of Account Owner]'s estate in the event of the insolvency of [Short Name of Account Owner] or a conservatorship, receivership or similar event with respect to [Short Name of Account Owner]. It is the intention of the parties hereto that the arrangements with respect to the Receivables shall constitute a purchase and sale of such Receivables and not a loan. If, however, it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that [Short Name of Account Owner] shall be deemed to have granted to [Short Name of Receivables Purchaser] a first priority perfected security interest in all of [Short Name of Account Owner]'s right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables and other Purchased Assets.


                                   ARTICLE III

                            CONSIDERATION AND PAYMENT

         Section 3.01.  Purchase Price.  The "Purchase Price" for the
Receivables will be [        ].


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.01. Representations and Warranties of [Short Name of Account Owner] Relating to [Short Name of Account Owner]. [Short Name of Account Owner] hereby represents and warrants to, and agrees with, [Short Name of Receivables Purchaser] as of the Closing Date, that:

         (a) Organization and Good Standing; Affiliate. [Short Name of Account Owner] is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement. [Short Name of Account Owner] is an Affiliate of [Short Name of Receivables Purchaser] within the meaning of the Pooling and Servicing Agreement.

         (b) Due Qualification. [Short Name of Account Owner] is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would (i) render any credit card agreement relating to a Designated Account or any Receivable unenforceable by [Short Name of Account Owner], [Short Name of Receivables Purchaser] or the Master Trust or (ii) have a material adverse effect on [Short Name of Receivables Purchaser] or the Certificateholders.

         (c) Due Authorization. The execution, delivery and performance of this Agreement and each other document or instrument delivered pursuant hereto, if any (such other documents or instruments, collectively, the "Conveyance Papers") and the consummation of the transactions provided for in this Agreement and the Conveyance Papers have been duly authorized by [Short Name of Account Owner] by all necessary corporate action on the part of [Short Name of Account Owner].

         (d) No Conflict. The execution and delivery of this Agreement and the Conveyance Papers by [Short Name of Account Owner], the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms of this Agreement and the Conveyance Papers applicable to [Short Name of Account Owner] will not conflict with, violate or result in any breach of any of the material teams and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which [Short Name of Account Owner] is a party or by which it or any of its properties are bound.

         (e) No Violation. The execution, delivery and performance of this Agreement and the Conveyance Papers by [Short Name of Account Owner] and the fulfillment of the terms contemplated herein and therein applicable to [Short Name of Account Owner] will not conflict with or violate any Requirements of Law applicable to [Short Name of Account Owner].

         (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of [Short Name of Account Owner], threatened against [Short Name of Account Owner], before any Governmental Authority (i) asserting the invalidity of this Agreement or the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of [Short Name of Account Owner], would materially and adversely affect the performance by [Short Name of Account Owner] of its obligations under this Agreement or the Conveyance Papers or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Conveyance Papers.

         (g) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by [Short Name of Account Owner] in connection with the execution and delivery by [Short Name of Account Owner] of this Agreement and the Conveyance Papers and the performance of the transactions contemplated by this Agreement and the Conveyance Papers by [Short Name of Account Owner] have been duly obtained, effected or given and are in full force and effect.

         (h) No Adverse Selection. No selection procedures believed by [Short Name of Account Owner] to be adverse to the interests of [Short Name of Receivables Purchaser] or the Investor Certificateholders have been used in selecting the Designated Accounts.

         Upon discovery by either [Short Name of Account Owner] or [Short Name of Receivables Purchaser] of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party and the Master Trust Trustee within three Business Days following such discovery.

         Section 4.02. Representations and Warranties of [Short Name of Account Owner] Relating to the Agreement and the Receivables.

         (a) Representations and Warranties. [Short Name of Account Owner] hereby represents and warrants to [Short Name of Receivables Purchaser] as of the date of this Agreement and as of the Closing Date, that:

                  (i) this Agreement and any Conveyance Paper each constitutes a legal, valid and binding obligation of [Short Name of Account Owner] enforceable against [Short Name of Account Owner] in accordance with its terms, except as such enforceability may be limited by applicable conservatorship, receivership, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and national banking associations in particular from time to time in effect or general principles of equity;

                  (ii) each Receivable has been conveyed to [Short Name of Receivables Purchaser] free and clear of any Lien on such Receivable;

                  (iii) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by [Short Name of Account Owner] in connection with the conveyance of Receivables to [Short Name of Receivables Purchaser] have been duly obtained, effected or given and are in full force and effect; and

                  (iv) this Agreement constitutes a valid sale, transfer and assignment to [Short Name of Receivables Purchaser] of all right, title and interest of [Short Name of Account Owner] in the Receivables and the proceeds thereof and the Interchange payable pursuant to this Agreement and the Recoveries payable pursuant to this Agreement, or, if this Agreement does not constitute a sale of such property, it constitutes a grant of a first priority perfected "security interest" (as defined in the UCC) in such property to [Short Name of Receivables Purchaser], which, in the case of existing Receivables and the proceeds thereof and said Interchange, is enforceable upon execution and delivery of this Agreement and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, [Short Name of Receivables Purchaser] shall have a first priority perfected security or ownership interest in such property and proceeds.

         (b) Notice of Breach. Upon discovery by either [Short Name of Account Owner] or [Short Name of Receivables Purchaser] of a breach of any of the representations and warranties set forth in this Section 4.02, the party discovering such breach shall give written notice to the other party and the Master Trust Trustee within three Business Days following such discovery; provided that the failure to give notice within three Business Days does not preclude subsequent notice. [Short Name of Account Owner] hereby acknowledges that [Short Name of Receivables Purchaser] intends to rely on the representations hereunder in connection with representations made by [Short Name of Receivables Purchaser] to secured parties, assignees or subsequent transferees including but not limited to transfers made by [Short Name of Receivables Purchaser] to the Master Trust pursuant to the Pooling and Servicing Agreement.

         Section 4.03. Representations and Warranties of [Short Name of Receivables Purchaser]. As of the Closing Date, [Short Name of Receivables Purchaser] hereby represents and warrants to, and agrees with, [Short Name of Account Owner] that:

         (a) Organization and Good Standing; Affiliate. [Short Name of Receivables Purchaser] is a national banking association duly organized and validly existing under the laws of the United States of America and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement. [Short Name of Receivables Purchaser] is an Affiliate of [Short Name of Account Owner] within the meaning of the Pooling and Servicing Agreement.

         (b) Due Authorization. The execution and delivery of this Agreement and the Conveyance Papers and the consummation of the transactions provided for in this Agreement and the Conveyance Papers have been duly authorized by [Short Name of Receivables Purchaser] by all necessary corporate action on the part of [Short Name of Receivables Purchaser].

         (c) No Conflict. The execution and delivery of this Agreement and the Conveyance Papers by [Short Name of Receivables Purchaser], the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms of this Agreement and the Conveyance Papers applicable to [Short Name of Receivables Purchaser], will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which [Short Name of Receivables Purchaser] is a party or by which it or any of its properties are bound.

         (d) No Violation. The execution, delivery and performance of this Agreement and the Conveyance Papers by [Short Name of Receivables Purchaser] and the fulfillment of the terms contemplated herein and therein applicable to [Short Name of Receivables Purchaser] will not conflict with or violate any Requirements of Law applicable to [Short Name of Receivables Purchaser].

         (e) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of [Short Name of Receivables Purchaser], threatened against [Short Name of Receivables Purchaser], before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (i) asserting the invalidity of this Agreement or the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of [Short Name of Receivables Purchaser], would materially and adversely affect the performance by [Short Name of Receivables Purchaser] of its obligations under this Agreement or the Conveyance Papers or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Conveyance Papers.

         (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by [Short Name of Receivables Purchaser] in connection with the execution and delivery by [Short Name of Receivables Purchaser] of this Agreement and the Conveyance Papers and the performance of the transactions contemplated by this Agreement and the Conveyance Papers have been duly obtained, effected or given and are in full force and effect.

         Upon discovery by [Short Name of Receivables Purchaser] or [Short Name of Account Owner] of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.


                                    ARTICLE V

                                    COVENANTS

         Section 5.01. Covenants of [Short Name of Account Owner]. [Short Name of Account Owner] hereby covenants and agrees with [Short Name of Receivables Purchaser] as follows:

         (a) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of a Designated Account, [Short Name of Account Owner] will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC).

         (b) Security Interests. Except for the conveyances hereunder, [Short Name of Account Owner] will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with [Short Name of Receivables Purchaser]'s ownership of the Receivables and the other Purchased Assets or grant, create, incur, assume or suffer to exist any Lien on, any Receivable, whether now existing or hereafter created, or any interest therein, and [Short Name of Account Owner] shall not claim any ownership interest in the Receivables and shall defend the right, title and interest of [Short Name of Receivables Purchaser] in, to and under the Receivables and the other Purchased Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under [Short Name of Account Owner].

         (c) Designated Account Allocations. If [Short Name of Account Owner] is unable for any reason to transfer the Receivables to [Short Name of Receivables Purchaser] in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section
6.02 or any order of any Governmental Authority), then, in any such event, [Short Name of Account Owner] agrees (except as prohibited by any such order) to allocate and pay to [Short Name of Receivables Purchaser], after the date of such inability, all collections with respect to the Receivables, including collections in respect of the Receivables transferred to [Short Name of Receivables Purchaser] before the occurrence of such event, and all amounts which would have constituted such collections but for [Short Name of Account

Owner]'s inability to transfer Receivables (up to an aggregate amount equal to the amount of the outstanding Receivables transferred to [Short Name of Receivables Purchaser] on or before such date). For the purpose of the immediately preceding sentence, [Short Name of Receivables Purchaser] and [Short Name of Account Owner] shall treat the first received of such collections with respect to the Designated Accounts as allocable to [Short Name of Receivables Purchaser] until [Short Name of Receivables Purchaser] shall have been allocated and paid collections in an amount equal to the aggregate amount of the Principal Receivables as of the date of the occurrence of such event. If [Short Name of Account Owner] and [Short Name of Receivables Purchaser] are unable pursuant to any Requirements of Law to allocate such collections as described above, [Short Name of Account Owner] and [Short Name of Receivables Purchaser] agree that, after the occurrence of such event, payments on each Designated Account with respect to the principal balance of such Designated Account shall be allocated first to the oldest principal balance of such Designated Account and shall have such payments applied as collections in respect thereof in accordance with the terms of this Agreement. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to [Short Name of Receivables Purchaser] shall continue to be property of [Short Name of Receivables Purchaser] notwithstanding any cessation of the transfer of additional Principal Receivables to [Short Name of Receivables Purchaser] and collections with respect thereto shall continue to be allocated and paid in accordance with this Agreement.

         (d) Delivery of Collections or Recoveries. If [Short Name of Account Owner] receives collections of Receivables or Recoveries, [Short Name of Account Owner] agrees to pay to [Short Name of Receivables Purchaser] all such collections of Receivables and Recoveries as soon as practicable after receipt thereof.

         (e) Notice of Liens. [Short Name of Account Owner] shall notify [Short Name of Receivables Purchaser] promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder or under the Pooling and Servicing Agreement.

         (f) Documentation of Transfer. [Short Name of Account Owner] shall undertake to file the documents which would be necessary to perfect and maintain the transfer of the security interest in and to the Purchased Assets.

      (g) Periodic Rate Finance Charges. (i) Except (x) as otherwise required by any Requirements of Law or (y) as is deemed by [Short Name of Account Owner] to be necessary in order for it to maintain its credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition with respect to the credit card business, and only if the change giving rise to such reduction is made applicable to the comparable segment of revolving credit card accounts owned or serviced by it which have characteristics similar to the Designated Accounts which are the subject of such change, it shall not at any time permit the Portfolio Yield to be less than the Average Rate. (ii) Except as otherwise required by any Requirements of Law, (A) it shall not permit the Portfolio Yield to be less than the highest Certificate Rate for any outstanding Series or Class, and (B) if the amount of surplus finance charge collections for any Group averaged over any three consecutive Due Periods is not equal to or greater than the required surplus finance charge amount for such Group for the last of such three consecutive Due Periods, it will not reduce the Periodic Rate Finance Charge applicable to any Designated Account to a rate that would result in the weighted average of the Periodic Rate Finance Charges applicable to all the Designated Accounts as of the last day of any Due Period being less than the sum of the weighted average of the Certificate Rates of each outstanding Series as of such last day and 6%.

         (h) Credit Card Agreements and Guidelines. Subject to compliance with all Requirements of Law and paragraph (g) above, [Short Name of Account Owner] may change the terms and provisions of the applicable Credit Card Agreements or the applicable Credit Card Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the Periodic Rate Finance Charges to be assessed thereon) only if such change is made applicable to the comparable segment of revolving credit card accounts owned or serviced by it which have the same or substantially similar characteristics as the Designated Accounts which are the subject of such change. Notwithstanding the above, unless required by Requirements of Law or as permitted by Section 5.01(g), [Short Name of Account Owner] will take no action with respect to the applicable Credit Card Agreements or the applicable Credit Card Guidelines, which, at the time of such action [Short Name of Account Owner] reasonably believes will have a material adverse effect on [Short Name of Receivables Purchaser] or the Certificateholders.

         (i) Official Records. [Short Name of Account Owner] shall maintain this Agreement as a part of its official records.

         (j) MasterCard and VISA. [Short Name of Account Owner] shall use its best efforts to remain, either directly or indirectly, a member in good standing of the MasterCard System, the VISA System and any other similar entity's or organization's system relating to any other type of revolving credit card accounts included as Designated Accounts.

         (k) Pooling and Servicing Agreement Covenants. [Short Name of Account Owner] agrees to be bound by each covenant applicable to an "Account Owner" set forth in the Pooling and Servicing Agreement.

         Section 5.02. Covenants of [Short Name of Receivables Purchaser]. [Short Name of Receivables Purchaser] hereby covenants and agrees with [Short Name of Account Owner] as follows:

         (a) [Short Name of Receivables Purchaser] will provide [Short Name of Account Owner] with such information as [Short Name of Account Owner] may reasonably request to enable [Short Name of Account Owner] to determine compliance with the covenants contained in Section 5.01.

         (b) [Short Name of Receivables Purchaser], as Servicer under the Pooling and Servicing Agreement, will act as Servicer with respect to the Designated Accounts with the same standard of care as it does with respect to Accounts with respect to which it is the Account Owner.

                                   ARTICLE VI

                          TERM AND PURCHASE TERMINATION

         Section 6.01. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue until the termination of the Master Trust as provided in Article XII of the Pooling and Servicing Agreement.

         Section 6.02. Purchase Termination. If [Short Name of Account Owner] voluntarily goes into liquidation or consents to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to [Short Name of Account Owner] or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding- up or liquidation of its affairs, shall have been entered against [Short Name of Account Owner]; or [Short Name of Account Owner] shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (such voluntary liquidation, appointment, entering of such decree, admission, filing, making or suspension, a "Dissolution Event"), [Short Name of Account Owner] shall on the day of such appointment, voluntary liquidation, entering of such decree, admission, filing, making or suspension, as the case my be (the "Appointment Date"), immediately cease to transfer the Principal Receivables to [Short Name of Receivables Purchaser] and shall promptly give notice to [Short Name of Receivables Purchaser] and the Master Trust Trustee of such Dissolution Event. Notwithstanding any cessation of the transfer to [Short Name of Receivables Purchaser] of additional Principal Receivables, Principal Receivables transferred to [Short Name of Receivables Purchaser] before the occurrence of such Dissolution Event and collections in respect of such Principal Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be property of [Short Name of Receivables Purchaser] available for transfer by [Short Name of Receivables Purchaser] to the Master Trust pursuant to the Pooling and Servicing Agreement.


                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         Section 7.01. Amendment. This Agreement and any Conveyance Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by [Short Name of Account Owner] and [Short Name of Receivables Purchaser] in accordance with this Section 7.01. This Agreement and any Conveyance Papers may be amended from time to time by [Short Name of Account Owner] and [Short Name of Receivables Purchaser] (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or in any such other Conveyance Papers, (iii) to add any other provisions with respect to matters or questions arising under this Agreement or any Conveyance Papers which shall not be inconsistent with the provisions of this Agreement or any Conveyance Papers,
(iv) to change, modify, delete or add any other obligation of [Short Name of Receivables Purchaser] or [Short Name of Account Owner]; provided, however, that no amendment pursuant to clause (iv) of this Section 7.01 shall be effective unless [Short Name of Receivables Purchaser] has been notified in writing that the Rating Agency Condition has been satisfied with respect thereto and [Short Name of Receivables Purchaser] has provided an officer's certificate to the Master Trust Trustee to the effect that [Short Name of Receivables Purchaser] reasonably believes that such amendment will not have an Adverse Effect; provided, further, that such action shall not (as evidenced by an Opinion of Counsel delivered to the Master Trust Trustee) adversely affect in any material respect the interests of the Master Trust Trustee or the Certificateholders, unless the Master Trust Trustee shall consent thereto. A copy of any amendment to this Agreement shall be sent to the Rating Agency.

         Section 7.02. Governing Law. THIS AGREEMENT AND THE CONVEYANCE PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 7.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to

                  (a) in the case of [Short Name of Receivables Purchaser],

                           [Name of Receivables Purchaser]
                           [Address]
                           [City, State ZIP]
                           Attention:
                           Telecopy:


                  (b) in the case of [Short Name of Account Owner],

                           [Name of Account Seller]
                           [Address]
                           [City, State ZIP]
                           Attention:
                           Telecopy:

                  (c) in the case of the Master Trust Trustee,

                           Bankers Trust Company
                           Four Albany Street, New York
                           New York 10006
                           Attention: Corporate Trust and Agency
                                      Group - Structured Finance
                           Telecopy: (212) 250-6439

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

         Section 7.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any Conveyance Paper shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement or any Conveyance Paper and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Conveyance Paper.

         Section 7.05. Assignment. Notwithstanding anything to the contrary contained herein, other than any assignment of all or any portion of [Short Name of Receivables Purchaser]'s rights, title, and interests in, to, and under this Agreement to the Master Trust Trustee for the benefit of the beneficiaries of the Master Trust including the Certificateholders as contemplated by the Pooling and Servicing Agreement and Section 7.06, this Agreement and all other Conveyance Papers may not be assigned by the parties hereto; provided, however, that [Short Name of Receivables Purchaser] shall have the right to assign its rights, title and interests in, to and under this Agreement to (i) any successor by merger assuming this Agreement, (ii) to any affiliate owned directly or indirectly by Citigroup Inc. which assumes the obligations of this Agreement or
(iii) to any entity provided that the Rating Agency has advised [Short Name of Receivables Purchaser] that the Rating Agency Condition has been satisfied with respect thereto.

         Section 7.06. Acknowledgment and Agreement of [Short Name of Account Owner]. By execution below, [Short Name of Account Owner] expressly acknowledges and agrees that all or any portion of [Short Name of Receivables Purchaser]'s right, title, and interest in, to, and under this Agreement, including, without limitation, all or any portion of [Short Name of Receivables Purchaser]'s right, title, and interest in and to the Receivables purchased pursuant to this Agreement, may be assigned by [Short Name of Receivables Purchaser] to the Master Trust Trustee for the benefit of the Master Trust, including the Certificateholders, and [Short Name of Account Owner] consents to such assignment. [Short Name of Account Owner] further agrees that notwithstanding any claim, counterclaim, right of setoff or defense which it may have against [Short Name of Receivables Purchaser], due to a breach by [Short Name of Receivables Purchaser] of this Agreement or for any other reason, and notwithstanding the bankruptcy of [Short Name of Receivables Purchaser] or any other event whatsoever, [Short Name of Account Owner]'s sole remedy shall be a claim against [Short Name of Receivables Purchaser] for money damages and in no event shall [Short Name of Account Owner] assert any claim on or any interest in the Receivables and the other Purchased Assets or any proceeds thereof or take any action which would reduce or delay receipt by Certificateholders of collections with respect to the Receivables and the other Purchased Assets.

         Section 7.07. Further Assurances. [Short Name of Account Owner] and [Short Name of Receivables Purchaser] agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party or the Master Trust Trustee more fully to effect the purposes of this Agreement, the Conveyance Papers and the Pooling and Servicing Agreement including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction and prompt notification to the other party of any change of the principal executive office of either party.

         Section 7.08. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of [Short Name of Account Owner] or [Short Name of Receivables Purchaser], any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Subject to Section 7.06, the rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         Section 7.09. Counterparts. This Agreement and all Conveyance Papers may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         Section 7.10. Binding; Third-Party Beneficiaries. This Agreement and the Conveyance Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Master Trust Trustee is a third-party beneficiary of this Agreement.

         Section 7.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the Conveyance Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Conveyance Papers. This Agreement and the Conveyance Papers may not be modified, amended, waived or supplemented except as provided herein.

         Section 7.12. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         Section 7.13. Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

         Section 7.14. Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement, shall remain operative and in full force and effect and shall survive conveyance of the Receivables by [Short Name of Account Owner] to [Short Name of Receivables Purchaser] and by [Short Name of Receivables Purchaser] to the Master Trust Trustee pursuant to the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, [Short Name of Account Owner] and [Short Name of Receivables Purchaser] have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

                              [NAME OF RECEIVABLES PURCHASER]


                              By:
                                 ---------------------------------------------
                              Name:
                              Title:


                              [NAME OF ACCOUNT OWNER]


                              By:
                                 ---------------------------------------------
                              Name:
                              Title:

                                                                         ANNEX I


                               DESIGNATED ACCOUNTS

                             [Intentionally Omitted]

                                                                     EXHIBIT G-1


                      [FORM OF CLEARANCE SYSTEM CERTIFICATE
                          TO BE GIVEN TO THE TRUSTEE BY
                      EUROCLEAR OR CLEARSTREAM BANKING FOR
                       DELIVERY OF DEFINITIVE CERTIFICATES
                         IN EXCHANGE FOR A PORTION OF A
                           TEMPORARY GLOBAL SECURITY]

                      CITIBANK CREDIT CARD MASTER TRUST I,
                                [ ]% Credit Card
                     Participation Certificates, Series [ ]

                     [Insert title or sufficient description
                        of Certificates to be delivered]

                  We refer to that portion of the temporary Global Certificate in respect of the above-captioned issue which is herewith submitted to be exchanged for definitive Certificates (the "Submitted Portion") as provided in the Pooling and Servicing Agreement dated as of May 29, 1991 (as amended and supplemented, the "Agreement") in respect of such issue. This is to certify that
(i) we have received a certificate or certificates, in writing or by tested telex, with respect to each of the persons appearing in our records as being entitled to a beneficial interest in the Submitted Portion and with respect to such persons beneficial interest either (a) from such person, substantially in the form of Exhibit G-2 to the Agreement, or (b) from [ ], substantially in the form of Exhibit G-3 to the Agreement, and (ii) the Submitted Portion includes no part of the temporary Global Certificate excepted in such certificates.

                  We further certify that as of the date hereof we have not received any notification from any of the persons giving such certificates to the effect that the statements made by them with respect to any part of the Submitted Portion are no longer true and cannot be relied on as of the date hereof.

                  We understand that this certificate is required in connection with certain securities and tax laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:            , 20  *        [EUROCLEAR BANK S.A./N.V, AS OPERATOR
                                 OF THE EUROCLEAR SYSTEM]
                                 [CLEARSTREAM BANKING, SOCIETE
                                 ANONYME]**

                                  by
                                    -------------------------------------



--------
*  To be dated on the Exchange Date.
** Delete the inappropriate reference.

                                                                     EXHIBIT G-2


                      [FORM OF CERTIFICATE TO BE DELIVERED
                       TO EUROCLEAR OR CLEARSTREAM BANKING
                                     BY [ ]
                 WITH RESPECT TO REGISTERED CERTIFICATES SOLD TO
                         QUALIFIED INSTITUTIONAL BUYERS]

                      CITIBANK CREDIT CARD MASTER TRUST I,
                                [ ]% Credit Card
                     Participation Certificates, Series [ ]


                  In connection with the initial issuance and placement of the above referenced Credit Card Participation Certificates (the "Certificates"), an institutional investor in the United States ("institutional investor") is purchasing U.S. $ aggregate principal amount of the Certificates held in our account at [Euroclear Bank S.A./N.V., as operator of the Euroclear System] [Clearstream Banking, societe anonyme] on behalf of such investor.

                  We reasonably believe that such institutional investor is a qualified institutional buyer as such term is defined under Rule 144A of the Securities Act of 1933, as amended.

                  [We understand that this certificate is required in connection with United States laws. We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered by this certificate.]

                  The Definitive Certificates in respect of this certificate are to be issued in registered form in the minimum denomination of U.S. $500,000 and such Definitive Certificates (and, unless the Pooling and Servicing Agreement or Supplement relating to the Certificates otherwise provides, any Certificates issued in exchange or substitution for or on registration of transfer of Certificates) shall bear the following legend:

         "THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED
         STATES SECURITIES ACT OF 1933. NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY,
         IN THE UNITED STATES OR TO U.S. PERSONS (EACH AS DEFINED HEREIN), EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH
         ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH

         REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. THIS CERTIFICATE CANNOT BE EXCHANGED FOR A BEARER CERTIFICATE."


Dated:                     , 20__


                                  [                   ]
                                  by
                                    -----------------------------
                                        Authorized officer

                                                                     EXHIBIT G-3


                      [FORM OF CERTIFICATE TO BE DELIVERED
            TO EUROCLEAR OR CLEARSTREAM BANKING BY A BENEFICIAL OWNER
          OF CERTIFICATES, OTHER THAN A QUALIFIED INSTITUTIONAL BUYER]

                      CITIBANK CREDIT CARD MASTER TRUST I,
                                [ ]% Credit Card
                     Participation Certificates, Series [ ]


                  This is to certify that as of the date hereof and except as provided in the third paragraph hereof, the above-captioned Certificates held by you for our account (i) are owned by a person that is a United States person, or
(ii) are owned by a United States person that is (A) the foreign branch of a United States financial institution (as defined in U.S. Treasury Regulations
Section 1.165-12(c)(1)(v)) (a "financial institution") purchasing for its own account or for resale, or (B) a United States person who acquired the Certificates through the foreign branch of a financial institution and who holds the Certificates through the financial institution on the date hereof (and in either case (A) or (B), the financial institution hereby agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by a financial institution for purposes of resale during the Restricted Period (as defined in U.S. Treasury Regulations Section 1.163- 5(c)(2)(i)(D)(7)). In addition, financial institutions described in clause (iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) certify that they have not acquired the Certificates for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

                  We undertake to advise you by tested telex if the above statement as to beneficial ownership is not correct on the date of delivery of the above-captioned Certificates in bearer form with respect to such of said Certificates as then appear in your books as being held for our account.

                  This certificate excepts and does not relate to U.S. $ principal amount of Certificates held by you for our account, as to which we are not yet able to certify beneficial ownership. We understand that delivery of Definitive Certificates in such principal amount cannot be made until we are able to so certify.

                  We understand that this certificate is required in connection with certain securities and tax laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings. As used herein, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.


Dated:   *                       By
                                    -------------------------------------
                                    As, or as agent for, the beneficial
                                    owner(s) of the interest in the
                                    Certificates to which this certificate
                                    relates.


--------
* This Certificate must be dated on the earlier of the date of the first actual payment of interest in respect of the Certificates and the date of the delivery of the Certificates in definitive form.

                                                                     EXHIBIT H-1


                           FORM OF OPINION OF COUNSEL
                           WITH RESPECT TO AMENDMENTS

                          Provisions to be included in
                   Opinion of Counsel to be delivered pursuant
                             to Section 13.02(d)(i)


                  The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date.

                  1. The amendment to the [Pooling and Servicing Agreement], [Supplement], attached hereto as Schedule 1 (the "Amendment"), has been duly authorized, executed and delivered by the Sellers and constitutes the legal, valid and binding agreement of the Sellers, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally from time to time in effect. The enforceability of the Sellers' obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  2. The Amendment has been entered into in accordance with the terms and provisions of Section 13.01 of the Pooling and Servicing Agreement.

                  3. The Amendment will not adversely affect in any material respect the interests of the Investor Certificateholders. [Include this clause
(3) only in the case of amendments effected pursuant to Section 13.01(a) of the Pooling and Servicing Agreement.]

                                                                     EXHIBIT H-2


                           FORM OF OPINION OF COUNSEL
                            WITH RESPECT TO ACCOUNTS

                          Provisions to be included in
                            Opinion of Counsel to be
                              delivered pursuant to
                          Section 13.02(d)(ii) or (iii)


                  The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date.

                  1. The Receivables will constitute "accounts" as defined under Article 9 of the UCC.

                  2. If the transfer of the Receivables to the Trust pursuant to the Pooling and Servicing Agreement constitutes a true sale of the Receivables to the Trust:

                  (a) with respect to Receivables in existence on the date hereof, such sale transfers all of the right, title and interest of the Sellers in and to such Receivables to the Trust, free and clear of any Liens now existing or hereafter created, but subject to the rights of the Sellers as holders of the Sellers' Certificates;

                  (b) with respect to Receivables which come into existence after the date hereof, upon the creation of such Receivables and the subsequent transfer of such Receivables to the Trust in accordance with the Pooling and Servicing Agreement and receipt by the Sellers of the consideration therefor required pursuant to the Pooling and Servicing Agreement, such sale will transfer all of the right, title and interest of the Sellers in and to such Receivables to the Trust, free and clear of any Liens, but subject to the rights of the Sellers as holders of the Sellers' Certificates;

and, in either case, no further action will thereafter be required to protect the Trust's ownership interest in the Receivables against creditors of, or subsequent purchasers from, the Sellers. We note that unless the obligor in respect of a Receivable has received notice of the assignment thereof (such notice not being contemplated by the Pooling and Servicing Agreement), bona fide payments made by such obligor to the applicable Seller or a second assignee of such Receivable (as to which such obligor has received notice of such assignment) will discharge such obligor's obligations to the extent of such payment, and such payment will be recoverable only from such Seller or, in certain cases, such second assignee, as the case may be.

                  3. If the transfer of the Receivables to the Trust pursuant to the Pooling and Servicing Agreement does not constitute a true sale of the Receivables to the Trust, then the Pooling and Servicing Agreement creates a valid security interest in favor of the Trustee, for the benefit of the Certificateholders, in the Sellers' right, title and interest in and to the Receivables and the proceeds thereof securing the obligations of the Sellers thereunder. If the transfer of the Receivables to the Trust constitutes a true sale of the Receivables to the Trust but such sale is not effective as of the date of such transfer to convey to the Trust free and clear of any Lien Receivables not existing on such date, Section 13.18 of the Pooling and Servicing Agreement creates a valid security interest in favor of the Trustee, for the benefit of the Certificateholders, in the Sellers' right, title and interest in and to the Receivables and the proceeds thereof securing the obligations of the Sellers thereunder, to the extent such right, title and interest is not so conveyed to the Trust. We have been advised by the Sellers (but have not independently verified) that the Financing Statements have been duly filed with the office of the Secretary of State of the states of Nevada, South Dakota and (other applicable states), and, accordingly, such security interest constitutes a perfected security interest in such Receivables and the proceeds thereof subject to no prior Liens, enforceable as such against creditors of, and subsequent purchasers from, the Sellers, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equity principles, but subject to the matters discussed in paragraph 4 below. Such perfection, priority and enforceability of the security interest of the Trustee, for the benefit of the Certificateholders, would not be affected by an increase or decrease in the relative interests in the Receivables of the Investor Certificateholders and the Sellers as holders of the Sellers' Certificates.

                  4. Should the FDIC be appointed as a receiver or conservator for any Seller and should a court characterize the transfers of the Receivables and the proceeds thereof pursuant to the Pooling and Servicing Agreement as a transfer of collateral as security for the obligations of such Seller under the Pooling and Servicing Agreement rather than a sale, no statute, case or regulation would, of its own force, cause the security interest of the Trustee for the benefit of the Certificateholders in the Receivables and the proceeds thereof to be subject to avoidance by the FDIC as receiver or conservator for such Seller.


                                        2